Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

SMURFIT-STONE CONTAINER CORPORATION, et al.,(1)	Case No. 09-10235 (BLS)

Jointly Administered
Debtors.
Ref. Docket No.: 4734

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING THE JOINT PLAN OF REORGANIZATION FOR

SMURFIT-STONE CONTAINER CORPORATION AND ITS DEBTOR SUBSIDIARIES
AND PLAN OF COMPROMISE AND ARRANGEMENT FOR SMURFIT-STONE
CONTAINER CANADA INC. AND AFFILIATED CANADIAN DEBTORS

WHEREAS, Smurfit-Stone Container Corporation and its subsidiaries, the debtors and debtors-in-possession in the above-captioned jointly administered cases (collectively, the “Debtors” and, as reorganized entities after emergence, the “Reorganized Debtors”), each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on January 26, 2009 (the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on the Petition Date, following the commencement of the Chapter 11 Cases, certain of the Debtors — including Smurfit-Stone Container Canada Inc. (“SSC Canada”), a wholly-owned subsidiary of SSCE, and certain of its affiliates (collectively, the “Canadian

(1) The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Smurfit-Stone Container Corporation (1401), Smurfit-Stone Container Enterprises, Inc. (1256), Calpine Corrugated, LLC (0470), Cameo Container Corporation (5701), Lot 24D Redevelopment Corporation (6747), Atlanta & Saint Andrews Bay Railway Company (0093), Stone International Services Corporation (9630), Stone Global, Inc. (0806), Stone Connecticut Paperboard Properties, Inc. (8038), Smurfit-Stone Puerto Rico, Inc. (5984), Smurfit Newsprint Corporation (1650), SLP Finance I, LLC (8169), SLP Finance II, LLC (3935), SMBI Inc. (2567), Smurfit-Stone Container Canada Inc. (3988), 3083527 Nova Scotia Company (8836), MBI Limited/Limitée (6565), Smurfit-MBI (1869), 639647 British Columbia Ltd. (7733), B.C. Shipper Supplies Ltd. (7418), Specialty Containers Inc. (6564), SLP Finance General Partnership (9525), Francobec Company (7735), and 605681 N.B. Inc. (1898).  The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 222 North LaSalle Street, Chicago, Illinois 60601.

Debtors”)(2)  — applied for protection from their creditors in Canada pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Bankruptcy Court”);

WHEREAS, on or about March 10, 2009, the Bankruptcy Court and the Canadian Bankruptcy Court approved the Cross-Border Insolvency Protocol, which facilitates coordination between the Chapter 11 Cases and the CCAA Proceedings (collectively, the “Proceedings”) in order to effectuate an orderly and efficient administration of the Proceedings;

WHEREAS, the Debtors proposed the Joint Plan of Reorganization for Smurfit-Stone Container Corporation and Its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, dated January 29, 2010 (as the same has been or may be further amended, supplemented or modified, the “Plan”);(3)

WHEREAS, on January 29, 2010 the Bankruptcy Court entered an Order: (I) Approving the Disclosure Statement, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Debtors’ Joint Plan of Reorganization, (III) Scheduling a Hearing to Consider Confirmation of the Debtors’ Joint Plan of Reorganization and Establishing Notice and Objection Procedures in Respect Thereof, and (IV) Granting Related Relief [Docket

(2)  The Canadian Debtors are Smurfit-Stone Container Canada Inc., 3083527 Nova Scotia Company, MBI Limited/Limitée, Smurfit-MBI, 639647 British Columbia Ltd., B.C. Shipper Supplies Ltd., Specialty Containers Inc., SLP Finance General Partnership, Francobec Company, and 605681 N.B. Inc. Smurfit-MBI and SLP Finance General Partnership also received protection from their creditors pursuant to the CCAA Initial Order (as defined below) but instead sought recognition of their respective Chapter 11 Cases in the Canadian Bankruptcy Court under Section 268 of the Bankruptcy and Insolvency Act, R.S.C. 1985 c. B-3.

(3)  Capitalized terms and phrases used but not otherwise defined herein have the meanings given to them in the Plan.  The rules of interpretation set forth in Article 1.2 of the Plan apply to this Findings of Fact, Conclusions of Law, and Order Confirming the Joint Plan of Reorganization for Smurfit-Stone Container Corporation and Its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors.  In addition, in accordance with Article 1.1 of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit [C] to the Confirmation Order and incorporated herein by reference.

No. 4534] (the “Solicitation Order”), by which the Bankruptcy Court, among other things, (i) approved the Disclosure Statement for the Plan [Docket No. 4735] (the “Disclosure Statement”), (ii) established procedures for the solicitation and tabulation of votes to accept or reject the Plan, (iii) established March 29, 2010 at 4:00 p.m. (Eastern Time) as the deadline by which all Ballots and Master Ballots must have been submitted and received by the Voting Agent (the “Voting Deadline”), (iv) established March 29, 2010 at 4:00 p.m. (Eastern Time) as the deadline by which any objection to Confirmation of the Plan must have been filed with the Court and received by certain parties listed in the Solicitation Order (the “Plan Objection Deadline”), and (v) scheduled a hearing to consider Confirmation of the Plan to commence on April 15, 2010 at 10:00 a.m. (Eastern Time) (the “Confirmation Hearing”);

WHEREAS, on February 10, 2010, the Canadian Bankruptcy Court issued a Plan and Meeting Order (the “Plan and Meeting Order”) which accepted the filing of the Plan and authorized and directed the Canadian Debtors to convene a meeting of their Creditors (the “Canadian Creditors’ Meeting”) to consider and vote on the Plan;

WHEREAS, the Canadian Creditors Meeting was held at the Metro Toronto Convention Centre, Constitution Hall, Room 107, North Building, 255 Front Street West, Toronto, Ontario on Tuesday, April 6, 2010 at 2:00 p.m;

WHEREAS, on April 2, 2010, Stephanie Kjontvedt, Vice President and Senior Consultant of Epiq Bankruptcy Solutions LLC (“Epiq”) executed an affidavit of service (which was filed with the Bankruptcy Court on April 10, 2010 [Docket No. 6789]) regarding the mailing of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) and solicitation materials in respect of the Plan in accordance with the Solicitation Order (the “Solicitation and Confirmation AOS”).  In addition, affidavits of service with respect to publication of the

Confirmation Hearing Notice (the form of which was previously approve by the Bankruptcy Court) were executed by (i) Antoinette Chase, principal clerk of USA Today, on March 3, 2010, and (ii) Erin Ostenson, Advertising Clerk of The Wall Street Journal, on March 3, 2010 (collectively, the “Publication AOS”), and filed with the Bankruptcy Court on March 4, 2010 and March 10, 2010, respectively [Docket Nos. 5619 and 5755, respectively];

WHEREAS, on February 16, 2010, the Bankruptcy Court entered an Order (I) Granting Authority to (a) Enter into Exit Term Loan Credit Facility and (b) Execute, Deliver and Perform all Obligations Under the Related Credit Facility Documents and (II) Approving Certain Indemnification, Cost Reimbursement and Fee Obligations as an Administrative Expense Claim [Docket No. 5055] (the “Term Loan Order”);

WHEREAS, on April 14, 2010, the Bankruptcy Court entered an Order (I) Granting Authority to (a) Enter into Exit ABL Revolving Credit Facility and (b) Execute, Deliver and Perform all Obligations under the Related Credit Facility Documents and (II) Approving Certain Indemnification, Cost Reimbursement and Fee Obligations as an Administrative Expense Claim [Docket No. 6968] (the “ABL Order”);

WHEREAS, on March 19, 2010, the Debtors filed with the Bankruptcy Court the Plan Supplement (as amended, modified or supplemented from time to time) [Docket No. 6044] which consisted of the following Exhibits to the Plan: (1) Amended and Restated By-Laws of Reorganized SSCC; (2) Amended and Restated Certificate of Incorporation of Reorganized SSCC; (3) Management Incentive Plans; (4) Directors and Officers and Creditor Representative of Reorganized SSCC; (5) Directors and Officers of Reorganized Debtors other than Reorganized SSCC; (6) Asset Purchase Agreement (Canadian Asset Sale); (7) Canadian Newco Partnership Agreement; (8) Canadian Holdco Articles of Association; (9) Canadian Holdco

Memorandum of Association; (10) List of Previously Assumed Unexpired Leases to be Assigned to Canadian Newco in Connection with the Canadian Asset Sale; (11) List of Executory Contracts and Unexpired Leases to be Assumed and Assigned to Canadian Newco in Connection with the Canadian Asset Sale; (12) Employee Benefit Plans; (13) Employment and Retirement Benefit Agreements; (14) Restructuring Transactions; and (15) Exit Facility Documentation;

WHEREAS, on March 19, 2010, Deloitte & Touche Inc. (the “Monitor”) issued the Thirteenth Report of the Monitor which was filed in these Chapter 11 Cases on April 9, 2010 [Docket No. 6770] (the “Monitor Report”);

WHEREAS, on March 23, 2010, the Debtors filed the Omnibus Motion of the Debtors and Debtors-in-Possession For an Order Authorizing the Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 6145] (the “Assumption Motion”) which contained a list of the executory contracts and unexpired leases(4) the Debtors seek to assume pursuant to the Plan, along with the proposed cure amounts related thereto;

WHEREAS, on March 25, 2010 the Debtors filed updated projected financial information relating to the Reorganized Debtors.  See Exhibit A to Notice of Filing of Updated Projected Financial Information in Connection with Certain Litigation with Respect to Confirmation of the Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors [Docket No. 6260] (the “Updated Financial Information”);

WHEREAS, on March 26, 2010, the Debtors filed the Twenty-Second Omnibus Motion of the Debtors for Entry of an Order Authorizing the Rejection of Certain Executory

(4)  The Debtors supplemented the list of executory contracts and unexpired leases appearing on Exhibits A through D of the Assumption Motion on April 8, 2010 [Docket No. 6729].

Contracts and Unexpired Leases Pursuant to section 365 of the Bankruptcy Code [Docket No. 6302] (the “Rejection Motion”) which contained a list of executory contracts and unexpired leases the Debtors seek to reject pursuant to the Plan;

WHEREAS, the Debtors received 30 objections to Confirmation of the Plan filed on or before the Plan Objection Deadline, and one limited objection filed subsequently in accordance with an extension granted by the Debtors (collectively, the “Objections”) by: (i) Pee Dee Electric Cooperative [Docket No. 4734] (the “Pee Dee Objection”); (ii) Texas Comptroller of Public Accounts [Docket No. 5727] (the “Texas Comptroller Objection”); (iii) Internal Revenue Service [Docket No. 6015] (the “IRS Objection”); (iv) Richard Carroll [Docket No. 6168]; (v) County of Ontonagon, Township of Ontonagon and Village of Ontonagon [Docket No. 6272]; (vi) Gexa Energy, LP [Docket No. 6329] (the “Gexa Objection”); (vii) California Self-Insurers’ Security Fund (limited objection) [Docket No. 6331]; (viii) The Dow Chemical Company and Rohm and Haas Canada LP [Docket No. 6338]; (ix) Caterpillar Financial Services Corporation [Docket No. 6344] (the “CAT Objection”); (x) Union Bank of California [Docket No. 6349] (the “UBC Objection”); (xi) Certain Claimants Represented by Baron & Budd, P.C. [Docket No. 6354] (the “Baron Objection”); (xii) State of Oregon [Docket No. 6355] (the “Oregon Objection”); (xiii) the United States Department of Justice [Docket No. 6356] (the “DOJ Objection”); (xiv) Fort Worth ISD, Arlington ISD and Eagle Mountain-Saginaw ISD [Docket No. 6357] (the “Fort Worth Objection”); (xv) Andritz Inc. [Docket No. 6359] (the “Andritz Objection”); (xvi) Montana Department of Revenue [Docket No. 6364] (the “Montana DOR Objection”); (xvii) Missoula Area Economic Development Corporation [Docket No. 6371] (the “Missoula Objection”); (xviii) Attorney General of the State of Montana (joinder to the Missoula Objection) [Docket No. 6376]; (xix) Acting United States Trustee [Docket No. 6372];

(xx) Manufacturers & Traders Trust Company [Docket No. 6377] (the “M&T Objection”); (xxi) IFCO Systems, N.A. [Docket No. 6378]; (xxii) Catalyst Paper Inc. [Docket No. 6379]; (xxiii) the Stone FinCo II Fund Managers (“Aurelius”) [Docket No. 6383] (the “Aurelius Objection” and together with the M&T Objection, the “Stone FinCo II Objections”); (xxiv) Bond Safeguard Insurance Co. and Lexon Insurance Co. [Docket No. 6385] (the “Surety Bond Objection”); (xxv) The CIT Group/Equipment Financing Inc. [Docket No. 6388] (the “CIT Objection”); (xxvi) PPL EnergyPlus LLC [Docket No. 6389]; (xxvii) Mark W Mayer, Larry C. Welsh and Brandi Young [Docket No. 6403] (the “ERISA Objection”); (xxviii) Local Texas Tax Authorities [Docket No. 6413] (the “Texas Taxing Authorities Objection”; (xxix) the People of the State of California [Docket No. 6538]; (xxx) Henry L. Fernandez Jr. [Docket No. 6540]; and (xxxi) U.S. Bank Trust, National Association, as Indenture Trustee [Docket No. 6613].(5)  The Debtors also received non-valuation related objections to the Plan by (i) Mariner Investment Group LLC and Senator Investment Group LP [Docket No. 6629] and (ii) certain holders SSCC common stock [Docket No. 6632] on April 6, 2010, in accordance with the briefing schedule agreed to by the parties.

WHEREAS, on April 13, 2010, the Debtors received valuation-related objections to the Plan by (i) Mariner Investment Group LLC and Senator Investment Group LP [Docket No. 6855] and (ii) certain holders of SSCC common stock [Docket No. 6854] (collectively, the “Valuation Objections”);

WHEREAS, on April 13, 2010, Epiq filed its Declaration of Stephanie Kjontvedt On Behalf of Epiq Bankruptcy Solutions, LLC Regarding Voting and Tabulation of Ballots

(5)  In addition, the Debtors received numerous filed and informal letters/objections to the Plan from Holders of Common Stock objecting to the cancellation of the common stock.  Additionally, the Court has received hundreds of letters from members of the Ontonagon community regarding the status of the Ontonagon Mill.

Accepting and Rejecting the Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors [Docket No. 6875] (the “Epiq Voting Affidavit”);

WHEREAS, on April 13, 2010, the Monitor issued its Fifteenth Report (the “Monitor Voting Report”) which was attached to the Epiq Voting Affidavit as Exhibit D thereto;

WHEREAS, on April 13, 2010, the Debtors filed a Notice of Technical Modifications of the Plan and Certain Plan Supplement Documents [Docket No. 6880], which consisted of technical modifications to the Plan and the following Exhibit to the Plan: Exhibit 6 (Asset Purchase Agreement — Canadian Asset Sale) (the “Initial Plan Modifications”), and on May 12, 2010, the Debtors filed a Second Notice of Technical Modifications of the Plan and Certain Plan Supplement Documents [Docket No. 7600], which consisted of additional technical modifications to the Plan and the following Exhibits to the Plan: Exhibit 3 (Management Incentive Plans) and Exhibit 13 (Employment and Retirement Benefit Agreements) (the “Subsequent Plan Modifications” and together with the Initial Plan Modifications, the “Modified Plan Documents”);

WHEREAS, on April 13, 2010, the Debtors filed their memorandum of law in support of Confirmation of the Plan and reply in response to certain of the non-valuation related Objections [Docket No. 6881] (the “Memorandum of Law”);

WHEREAS, on April 15, 2010, the Debtors filed their memorandum of law and reply to the Stone FinCo II Objections [Docket No. 7016] (the “Stone FinCo II Brief”), on April 17, 2010, the Debtors filed their memorandum of law in support of Confirmation of the Plan and reply in response to the Valuation Objections [Docket No. 7063] (the “Valuation Brief”), on May

12, 2010 the Debtors filed their Post-Hearing Memorandum of Law in Support of Confirmation [Docket No. 7609] (the “Post-Trial Brief”);

WHEREAS, on May 12, 2010, the Debtors and the Committee submitted their Proposed Findings of Fact and Conclusions of Law with respect to the Valuation Objections and the Stone FinCo II Objections [Docket No. 7613], and on May 18, 2010 the Debtors filed their (a) Rebuttal Post-Hearing Memorandum of Law in Support of Confirmation [Docket No. 7668] (the “Debtors’ Rebuttal Memorandum”) and (b) Rebuttal Findings of Fact and Conclusions of Law to (I) Aurelius Capital Management, LP And Columbus Hill Capital Management, L.P.’S Proposed Findings of Fact and Conclusions of Law in Support of their Objection to Confirmation of the Plan and (II) Manufacturers and Traders Trust Company, as Indenture Trustee’s Limited Proposed Findings of Fact and Conclusions of Law to Debtors’ Plan [Docket No. 7666] (the “Debtors’ Rebuttal Findings”) and the Plan Proponents filed their Rebuttal Submission to Equity Objectors’ Proposed Findings of Fact and Conclusions of Law [Docket No. 7670] (the “Plan Proponents’ Rebuttal Findings” and together with the Memorandum of Law, Stone FinCo II Brief, Valuation Brief, Post-Trial Brief, Debtors’ Rebuttal and Debtors’ Rebuttal Findings, the “Confirmation Briefs”);

WHEREAS, the affidavits of (i) Craig A. Hunt, Senior Vice President, General Counsel and Secretary of Smurfit-Stone Container Corporation [Docket No. 6872] (the “Hunt Affidavit”), (ii) Cyrus N. Pardiwala, Principal in the Restructuring & Recovery Services Group at PricewaterhouseCoopers, LLC [Docket No. 6873] (the “PWC Affidavit”), (iii) Joseph E. Miller, III, Director in the Financial Restructuring Group of Lazard Freres & Co., LLC [Docket No. 7067] (the “Lazard Affidavit”), (iv) Matthew T. Denton, Senior Vice President of Business Planning and Analysis of Smurfit-Stone Container Corporation [Docket No. 7066] (the “Denton

Affidavit”), (v) William Levin, Managing Director of The Levin Group, L.P. [Docket No. 7065] (the “Levin Affidavit”) and together with various exhibits and attachments thereto, and the Declaration of William Levin filed on May 1, 2010 [Docket No. 7381] (the “Levin Rebuttal Declaration”) and all exhibits and attachments thereto, were submitted in support of the Plan (collectively, the “Affidavits in Support of Confirmation”);

WHEREAS, the Bankruptcy Court held the Confirmation Hearing on April 15, 19-23, 26, 29 and May 3 — 4, 2010;

WHEREAS, on April 19, 2010, the Debtors and Union Bank of California, N.A. (“Union Bank”) entered into a stipulation resolving the UBC Objection [Docket No. 7278] (the “Union Bank Stipulation”);

WHEREAS, on May 4, 2010, the Debtors and CIT Group/Equipment Finance, Inc. (“CIT”) entered into a stipulation resolving the CIT Objection [Docket No. 7445] (the “CIT Stipulation”);

WHEREAS, the Canadian Court held a hearing on the CCAA Sanction Order on May 3, 2010, and issued the CCAA Sanction Order dated May 13, 2010 sanctioning and approving the Plan;

WHEREAS, on May 27th, 2010, the Debtors filed a Motion for the Entry of an Order (I) Approving the Settlement with Equity Objectors (the “Equity Settlement”), (II) Authorizing Debtors to Make Certain Related Modifications to Joint Plan of Reorganization Pursuant to section 1127(a) of the Bankruptcy Code, and (III) Finding that (A) Such Modifications are Non-Material or (B) The Debtors Have Satisfied the Requirements of section 1127(C), (D) and (F) of the Bankruptcy Code With Respect to Such Modifications [Docket No. 7772] (the “Settlement Motion”);

WHEREAS, on May 26th, 2010, the Debtors filed an Emergency Motion to Approve Form, Manner and Scope of Notice of Motion for the Entry of an Order (I) Approving Settlement Agreement With Equity Objectors, (II) Authorizing Debtors to Make Certain Modifications to Joint Plan of Reorganization Pursuant to section 1127(a) of the Bankruptcy Code, and (III) Finding That (A) Such Modifications Are Non-Material or (B) the Debtors Have Satisfied the Requirements of sections 1127(c), (d) and (f) of the Bankruptcy Code With Respect to Such Modifications [Docket No. 7748] (“the “Settlement Procedures Motion”);

WHEREAS, on May 26, 2010, the Debtors filed Further Proposed Modifications to the Plan which reflected the terms of the Equity Settlement [Docket No. 7758] (the “Settlement Plan Modifications”);

WHEREAS, in the Settlement Procedures Motion the Debtors proposed to send notices (the “Settlement Notices”) to (i) Holders of Claims in Classes 1D and 2E informing them of the Equity Settlement and the Settlement Motion and providing them with the opportunity to change their vote on the Plan, or, if they did not previously submit a Ballot, to cast a vote to accept or reject the Plan, as Modified by the Settlement Plan Modifications; (ii) Holders of SSCC Preferred Interests (Class 1F) informing them of the Equity Settlement and the Settlement Motion and providing them with the opportunity to cast a vote to accept or reject the Plan, as Modified by the Settlement Plan Modifications; and (iii) Holders of SSCC Common Interests (Class 1G) informing them of the Equity Settlement and the Settlement Motion (the “Settlement Procedures”);

WHEREAS, on May 28th, 2010, the Bankruptcy Court held a hearing on the Settlement Procedures Motion (the “Settlement Procedures Hearing”) and entered an Order Approving the Settlement Procedures Motion [Docket No. 7843] (the “Settlement Procedures

Order”), and set June 21, 2010 as the date of the hearing to consider the Settlement Motion (the “Settlement Motion Hearing”);

WHEREAS, in the Settlement Procedures Order the Court found, inter alia, that (i) the Settlement Notices constituted good and sufficient notice of the Settlement Motion, the Equity Settlement, the Settlement Plan Modifications and the hearing to consider the Settlement Motion to Holders of Claims in Class 2E (including the Holders of Claims that were previously in Class 1D), Holders of SSCC Preferred Interests, Holders of SSCC Common Interests and others parties in interest; and (ii) the Settlement Motion and the Settlement Notices provided adequate information to Holders of Claims in Class 2E (including the Holders of Claims that were previously in Class 1D), Equity Holders and parties in interest regarding the Settlement Motion and Settlement Plan Modifications and complies with the requirements of section 1125 and 1127(c) and (f), to the extent applicable; and (iii) no further or other notice was needed or required;

WHEREAS, on June 8th, 2010, Epiq executed an affidavit of service [Docket No. 7907]) regarding the mailing of the Settlement Notices (the “Settlement Notice AOS”);

WHEREAS, on June 11, 2010, the Bankruptcy Court entered an Order overruling the Stone FinCo II Objections, with the exception of the objection relating to whether a reserve must be established on account of the Intercompany Claim [Docket No. 7967] (the “Aurelius Order”);

WHEREAS, on June 15, 2010, the Debtors filed the Statement of the Debtors Concerning Memorandum Opinion and Order of Court Dated June 11, 2010 [Docket No. 8019] (the “Statement”) informing the Court that on June 10, 2010, the Canadian Supreme Court dismissed the application for leave to appeal the Canadian Bankruptcy Court’s ruling on the Intercompany Claim, which was filed by Aurelius in the CCAA Proceedings;

WHEREAS, on June 16, 2010, United States Debt Recovery LLC filed an objection to the Settlement Motion [Docket No. 8024] (the “Settlement Objection”);

WHEREAS, on June 17, 2010, Epiq filed its Supplemental Declaration of [INSERT] On Behalf of Epiq Bankruptcy Solutions, LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors [Docket No. ] (the “Supplemental Epiq Voting Affidavit”);

NOW, THEREFORE, based upon the Court’s review of the Plan, the Plan Supplement, the Updated Financial Information, the Disclosure Statement, the Solicitation Order, the Epiq Voting Affidavit, the Supplemental Epiq Voting Affidavit, Monitor Voting Report, the Affidavits in Support of Confirmation, the Union Bank Stipulation, the CIT Stipulation, the Settlement Motion, the Objections, the Confirmation Briefs and upon (i) all of the evidence proffered or adduced and arguments of counsel made at the Confirmation Hearing and (ii) the entire record of these Chapter 11 Cases, and after due deliberation thereon, discussions made on the record at the Confirmation Hearing and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders with respect to Confirmation of the Plan (the “Confirmation Order”);

FINDINGS OF FACT AND CONCLUSIONS OF LAW(6)

A.            JURISDICTION AND VENUE.  On the Petition Date, the Debtors commenced these Chapter 11 Cases in good faith by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  Each Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code.  The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L).  The Court has subject matter jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157(b)(1) and 1334, and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.  Venue was proper as of the Petition Date and continues to be proper before this Court as of the date hereof pursuant to 28 U.S.C. §§ 1408 and 1409.

B.            TECHNICAL MODIFICATIONS TO THE PLAN.  Except for the Settlement Plan Modifications which are addressed in paragraph D below, the technical modifications included in the Modified Plan Documents (including the Exhibits thereto), as well as any modifications to the Plan described or set forth herein constitute technical changes or changes with respect to particular Claims by agreement with Holders of such Claims, and do not materially or adversely affect or change the treatment of any other Claims or Interests.  Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

C.            CLASSES AFFECTED BY THE SETTLEMENT PLAN MODIFICATIONS.  The only classes affected by the Settlement Plan Modifications are Holders of General Unsecured Claims against SSCE (Class 2E) (which includes the Holders of General

(6)  The Confirmation Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

Unsecured Claims previously in Class 1D) and the Holders of SSCC Interests (Classes 1F and 1G) (the “Affected Classes”).

D.            SETTLEMENT PLAN MODIFICATIONS.  Either the Settlement Plan Modifications constitute non-material modifications to the Plan, or the Debtors have complied with all applicable requirements set forth in sections 1125 and 1127 of the Bankruptcy Code with respect to the Settlement Plan Modifications. Such Settlement Plan Modifications shall be deemed to be incorporated in, and are part of, the Plan and the Debtors are not required to take further action to implement the Settlement Plan Modifications.

E.             EQUITY SETTLEMENT.  The Equity Settlement described in the Settlement Motion and Settlement Plan Modifications (i) was negotiated at arms length and in good faith between the Settling Parties (as that term is defined in the Settlement Motion), (ii) is fair and reasonable and satisfies the standards under Bankruptcy Rule 9019 and 11 U.S.C. § 363, and (iii) is in the best interests of the Debtors’ estates, creditors and equity holders.

F.             SETTLEMENT NOTICES.  The description of the Plan Modifications and the Equity Settlement set forth in the Settlement Notices and Settlement Motion constitutes adequate information pursuant to 11 U.S.C. § 1125.

G.            SUPPLEMENTAL VOTING RESULTS.  Holders of Claims that previously submitted a valid Ballot, and that did not submit a Ballot pursuant to the Settlement Procedures are deemed to have voted on the Plan, as modified by the Settlement Plan Modifications, in the same manner as their previously submitted Ballot.  As evidenced by the Supplemental Epiq Voting Affidavit, the Holders of Claims in Affected Classes that participated in the voting pursuant to the Settlement Procedures voted overwhelmingly to accept the Plan (the “Supplemental Voting Results”).  After combining the Supplemental Voting Results with the voting results in the Epiq Voting Affidavit, Holders of Claims in Class 2E (including Holders of Claims that were previously in Class 1D) and Holders of Interest in Class 1F, voted to accept the Plan.

H.            JUDICIAL NOTICE.  The Bankruptcy Court takes judicial notice of (and deems admitted into evidence) the docket of these Chapter 11 Cases and all related adversary proceedings maintained by the clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, all hearing transcripts and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during these Chapter 11 Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing.  Any resolutions of objections to Confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference.  All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

I.              BURDEN OF PROOF.  The Debtors, as proponents of the Plan, have the burden of proving the elements of subsections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence and the Debtors have met that burden as further found and determined herein.

J.             SOLICITATION AND NOTICE.  To obtain the requisite acceptance of the Plan, on or about February 12, 2010, the Debtors began solicitation of acceptances and rejections of the Plan by distributing the Disclosure Statement and related materials to Holders of Claims classified in Impaired Classes entitled to vote under the Plan as required by the Solicitation Order.  As evidenced by the Solicitation and Confirmation AOS, and as required by the Solicitation Order, the Debtors transmitted: (i) a CD-ROM containing the Disclosure

Statement together with the Plan and all other exhibits annexed thereto; (ii) the Solicitation Order, excluding exhibits annexed thereto; (iii) the Confirmation Hearing Notice; (iv) a Ballot, as appropriate, together with a return envelope; and (v) the Committee statement in support of the Plan, as appropriate (collectively, the “Solicitation Packages”), to all Holders of Claims as of February 5, 2010 in each Impaired class of Claims entitled to vote to accept or reject the Plan.

K.            In addition, Holders of Claims or Interests in Classes that were not entitled to vote to accept or reject the Plan were provided with certain non-voting materials approved by the Bankruptcy Court in compliance with the Solicitation Order.  Finally, as evidenced by the Solicitation and Confirmation AOS and as required by the Solicitation Order, the Debtors transmitted (a) the CD-ROM containing the Disclosure Statement, together with the Plan and other exhibits annexed thereto; (b) the Solicitation Order, excluding exhibits annexed thereto; and (c) the Confirmation Hearing Notice to: (i) the Office of the United States Trustee; (ii) the United States Securities and Exchange Commission; (iii) the Office of the United States Attorney for the District of Delaware; (iv) the Internal Revenue Service; (v) counsel to the Committee; (vi) counsel to the agents for the Debtors’ prepetition loan facilities; (vii) counsel to the agents for the Debtors’ post-petition lenders; (viii) the indenture trustees for each series of the Debtors’ pre-petition notes; and (ix) those parties entitled to receive notice pursuant to Bankruptcy Rule 2002, in accordance with Local Rule 2002-1(b).

L.             The Plan and the Solicitation Packages were transmitted and served as evidenced by the Solicitation and Confirmation AOS, and such transmittal and service of the Solicitation Packages constitutes due and sufficient notice of the Plan, the Confirmation Hearing, and the deadlines for (i) submitting Ballots accepting or rejecting the Plan and (ii) filing objections to Confirmation of the Plan, and such notice was adequate and sufficient under the circumstances, was given in compliance with Bankruptcy Rules 2002, 3017 and 3020 and the Solicitation Order, and no other or further notice is or shall be required.  All parties in interest had a full and fair opportunity to appear and be heard at the Confirmation Hearing.

M.           NOTICE OF EQUITY SETTLEMENT/SETTLEMENT PLAN MODIFICATIONS.  Based upon, among other things, the Settlement Procedures Order and the Settlement Notice AOS, this Court finds that, under the circumstances due and proper notice of the Settlement Motion, the Equity Settlement and the Settlement Plan Modifications was provided and no further or other notice is required.

N.            PUBLICATION NOTICE.  In accordance with Bankruptcy Rules 2002(1) and 3017(d) and the Solicitation Order, and as evidenced by the Publication AOS, the Debtors published a form of the Confirmation Hearing Notice once each in the USA Today and The Wall Street Journal on March 3, 2010.

O.            ADEQUACY OF NOTICE.  The Disclosure Statement, the Plan, the Ballots the Confirmation Hearing Notice, and the Settlement Notices were transmitted and served in compliance with section 1125 of the Bankruptcy Code, the Solicitation Order and the Bankruptcy Rules and such transmittal and service constituted adequate and sufficient notice for the Confirmation Hearing and the Settlement Motion Hearing.  Furthermore, the Plan Supplement and the Modified Plan Documents, including any amendments or modifications thereto or to the Plan (including the Settlement Plan Modifications), were filed and served in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules.  All parties in interest had a full and fair opportunity to appear and be heard at the Confirmation Hearing and at the Settlement Motion Hearing and no other or further notice is or shall be required.

P.             BAR DATE/503(B)(9) PROCEDURES.  On June 22, 2009, the Court entered an order (the “Bar Date Order”) [Docket No. 1109] establishing August 28, 2009 as the deadline to file proofs of claim for all Claims (including claims by governmental units) against the Debtors that arose prior to the Petition Date.  A notice of the Bar Date Order (the “Bar Date Notice”) and the Proof of Claim form was served on all known creditors of the Debtors by being deposited in first-class U.S. mail no later than June 29, 2009.  Furthermore, on August 6, 2009, the Debtors filed a notice of publication of entry of the Bar Date Order in the August 3, 2009 editions of the Wall Street Journal and USA Today (the “Bar Date Publication Notice”) [Docket 1435].

Q.            On March 10, 2009, the Court entered an Order (the “503(b)(9) Order”) establishing and implementing exclusive procedures for the allowance and treatment of all Section 503(b)(9) Claims filed against the Debtor.

R.            On June 25, 2009 the Canadian Court entered the Claims Procedure Order (the “Canadian Bar Date Order”) [Court File No. CV-09-7966-000L] establishing August 28, 2009 as the deadline to file proofs of claim for all Claims against the Cross-Border Debtors that arose prior to the Petition Date.

S.             GOOD FAITH SOLICITATION, NO REQUIREMENT FOR RESOLICITATION.  Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Order, Settlement Procedures Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations.  Based on the record in these Chapter 11 Cases, the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the

Prepetition Agents, Prepetition Facing Agent, the Prepetition Noteholders, the Prepetition Notes Indenture Trustees, the Industrial Revenue Bondholders, the Industrial Revenue Bond Indenture Trustees, and each of their respective Related Persons have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and Bankruptcy Rules in compliance with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and, accordingly, such parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article X of the Plan.  Based upon the Court’s review of the amendments, modifications and/or supplementation embodied in the Plan, the Plan Supplement, the Modified Plan Documents, Settlement Notices, and the Settlement Plan Modifications, no further solicitation or resolicitation of any holders of Claims or Interests is necessary.

T.            MONITOR REPORT.  The Monitor Report thoroughly reviewed the Plan’s treatment of and proposed recoveries for the creditors of SSC Canada and SMBI, as well as the terms of the Canadian Asset Sale, and recommended that the Affected Secured Creditors, as well as the Affected Unsecured Creditors of SSC Canada and SMBI vote in favor of the Plan.  (Monitor Report at ¶ 65(i) — (iii).)

U.            PROPRIETY OF VARIOUS AGREEMENTS AND DOCUMENTS RELATING TO THE PLAN.  In light of all of the circumstances and the record in these Chapter 11 Cases, and the CCAA proceedings, each of the Restructuring Transactions, each of the other transactions in connection with the implementation of the Plan, as identified in Articles V and VI of the Plan including, without limitation, the Canadian Asset Sale to Canadian Newco, and each of the transactions contemplated by or referenced in the Plan, the Plan Supplement, the Modified

Plan Documents, the Settlement Plan Modifications, and/or any other document or agreement that is necessary to implement the Plan, is integral to the terms, conditions and settlements contained in the Plan and is critical to the effectuation of the purposes of the Plan.  All contracts, instruments, releases, agreements and documents related to, or necessary to implement, effectuate and consummate, the Plan, including all transactions contemplated in the Plan Supplement, Modified Plan Documents, and Settlement Plan Modifications, are valid, proper and reasonable under the circumstances and due and sufficient notice thereof has been provided in connection with, among other things, approval of the Disclosure Statement and Confirmation of the Plan.

V.                                     COMPROMISES AND SETTLEMENTS EMBODIED IN THE PLAN.  Based upon the Confirmation Briefs, the Affidavits in Support of Confirmation, the representations and arguments of counsel for the Debtors and all other testimony given or proffered at the Confirmation Hearing or prior hearing and the full record of these Chapter 11 Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Court hereby finds that, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the Settlement Plan Modifications and each of the injunctions, releases, exculpations, indemnifications and discharges set forth in Article X of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Claim or Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Interest.

W.                                ASSUMPTION OF EXECUTORY AND POSTPETITION CONTRACTS AND UNEXPIRED LEASES.  The assumption by the Debtors of all existing executory and postpetition contracts and unexpired leases, with the sole exception of any contracts or leases (i) previously rejected by the Debtors, (ii) rejected pursuant to any order approving the Rejection Motion, or (iii) previously expired or terminated in accordance with its terms is both beneficial and necessary to the Debtors’, Reorganized Debtors’ and Canadian Newco’s business operations upon and subsequent to emergence from chapter 11.  The assumption of each of these executory and postpetition contracts and unexpired leases pursuant to sections 365 and 1123 of the Bankruptcy Code and the Plan is a sound exercise of the Debtors’ independent business judgment and is in the best interest of the Debtors, their estates and their creditors.  The assumption by, assignment to, and revesting in, each relevant Reorganized Debtor or Canadian Newco of the applicable Assumed Contracts and Assumed Leases (and the rights and obligations thereunder) of each relevant Debtor, pursuant to section 365 of the Bankruptcy Code, the terms of the Plan and the Assumption Motion, is also a sound exercise of the Debtors’ business judgment and is in the best interest of the Debtors, their estates and their creditors.  The assumption or rejection of any executory contract or unexpired lease pursuant to the Plan, Assumption Motion or Rejection Motion, and this Confirmation Order shall be legal, valid, and binding upon the applicable Debtor, Reorganized Debtor or Canadian Newco and all parties to such executory contract or unexpired lease to the same extent as if such assumption or rejection has been effectuated pursuant to an order of the Court entered before the Confirmation Date.

X.                                    EXEMPTIONS FROM SECURITIES LAWS.  The issuance, distribution, transfer or exchange of (a) the New SSCC Common Stock; and (b) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, section 1145(a) of the Bankruptcy Code.  Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, each of the Exhibits to the Plan (filed with the Plan Supplement), the Modified Plan Documents, the Settlement Plan Modifications, the Canadian Asset Sale, and the Restructuring Transactions, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

Y.                                     APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED UNDER THE PLAN.  In light of all of the circumstances and the record in these Chapter 11 Cases, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9010(a), the settlements, compromises, releases, discharges, exculpations and injunctions set forth in Sections 10.1, 10.2, 10.3, 10.5 and 10.8 of the Plan are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their Estates, creditor and equity holders, and are supported by good and valuable consideration, the adequacy of which is hereby confirmed.  The releases of non-Debtors under the Plan are fair to holders of Claims and Interests and are necessary to the proposed reorganization, thereby satisfying the requirements of In re Continental Airlines, Inc., 203 F.3d 203, 214 (3d Cir. 2000), and In re Zenith Electronics Corp., 241 B.R. 92, 110-11 (Bankr. D. Del. 1999).  The record of the Confirmation and these Chapter 11 Cases is sufficient to support the releases, exculpations and injunctions provided for in Article X of the Plan and herein.

Z.                                     VOTING CERTIFICATIONS.  As evidenced by the Epiq Voting Affidavit, Monitor Voting Report and Supplemental Epiq Voting Affidavit, all procedures used to distribute solicitation materials to the applicable holders of Claims entitled to vote on the Plan, including the Affected Creditors, and to tabulate the Ballots (or proxy/Ballots, as applicable), Master Ballots and votes at the Canadian Creditors’ Meeting were fair and conducted in accordance with the Solicitation Order, the Settlement Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the United States Bankruptcy Court for the District of Delaware, and all other applicable rules, laws and regulations.

AA.                         As set forth in the Plan, Disclosure Statement and Solicitation Order, Holders of Claims in the following Classes are eligible to vote on the Plan (the “Voting Classes”):

Description of Class	Class Designation
Union Bank Claims	4C
CIT Group Claims	4D
Prepetition Lenders Claims	1C, 2C
Prepetition Canadian Lender Claims	15C, 16C, 17C, 20C, 21C
Convenience Claims	2D
Preferred Interests	1F
General Unsecured Claims	2E, 3C, 4E, 5C, 15D, 16D, 19C, 20D
Other Secured Claims	15B, 16B, 17B, 19B, 20B, 21B

BB.                             In addition, Holders of Claims and Interests in the following Classes are Unimpaired and deemed to accept the Plan, and therefore, are not entitled to vote to accept or reject the Plan:

Description of Class	Class Designation
Priority Non-Tax Claims	1A – 17A, 19A – 25A
Other Secured Claims	1B-14B, 22B through 25B
Interests	2G, 3E, 5E, 6E through 14E, 17F, 19E, 21F, 22E through 25E

CC.                             Holders of Claims and Interests in the following Classes (the “Deemed Rejecting Classes”) are deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan:

Description of Class	Class Designation
General Unsecured Claims	6C-14C, 17D, 21D, 22C-25C
Common Interests	1G
Interests	4G, 15G, 16F, 20F
Intercompany Claims	15F

DD.                           As evidenced by the Epiq Voting Affidavit and Monitor Voting Report, Holders of Claims in Classes 4C and 4D (together with the Deemed Rejecting Classes, the “Rejecting Classes”) voted to reject the Plan.  The Holders of Claims in Classes 4C and 4D have agreed to change their vote pursuant to the CIT Stipulation and Union Bank Stipulation upon entry of the Confirmation Order, and, as a result, such Classes have voted to accept the Plan.  As further evidenced by the Voting Affidavits, all other Voting Classes voted to accept the Plan (the “Impaired Accepting Classes”).

EE.                               Pursuant to the Settlement Procedures Order and Settlement Plan Modifications, Class 1F was entitled to vote to either accept or reject the Plan.  In addition, holders of Claims in Class 2E, including holders of claims that were originally scheduled or asserted against Class 1D, were entitled to either change or cast new votes to either accept or reject the Plan.  As evidenced by the Supplemental Epiq Voting Affidavit, both Classes voted to accept the Plan, as modified by the Settlement Plan Modifications.

FF.                               THE CIT STIPULATION AND UNION BANK STIPULATION.  The terms of the CIT Stipulation and Union Bank Stipulation are fair, reasonable and in the best interest of the Debtors’ estates, and no party in interest has opposed their approval.

GG.                             SATISFACTION OF CONDITIONS TO CONFIRMATION.  Each of the conditions precedent to Confirmation of the Plan, as set forth in Section 9.1 of the Plan, has been satisfied and/or waived.  Furthermore, each of the conditions precedent to the occurrence of the Effective Date, as set forth in Section 9.2 of the Plan, has been satisfied, is reasonably likely to be satisfied or is reasonably likely to be waived in accordance with Section 9.3 of the Plan on or prior to the Effective Date.

Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

HH.                           Satisfaction of Confirmation Requirements.  The Plan satisfies the requirements for confirmation set forth in subsections 1129(a) and (b) of the Bankruptcy Code.

II.                                     Section 1129(a)(1) — Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.  The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code.  Moreover, the Plan fully complies with each requirement of section 1123(a) of the Bankruptcy Code.

JJ.                                   Sections 1122 and 1123(a)(1)-(4) — Classification and Treatment of Claims and Interests.  The Plan constitutes a separate plan of reorganization for each of the Debtors.  (Plan § 3.1.1(b))  In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan classifies each Claim against and Interest in the Debtors into a Class containing only substantially similar Claims or Interests.  (Plan Art. III.)

KK.                           In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Interests that require classification.  In particular, Article III of the Plan segregates into separate classes with respect to each applicable Debtor Priority Non-Tax Claims (Classes 1A through 17A and 19A through 25A); Other Secured

Claims (Classes 1B through 17B and 19B through 25B); Prepetition Lender Claims (Classes 1C and 2C); Union Bank Claims (Class 4C); CIT Group Claims (Class 4D); Prepetition Canadian Lender Claims (Classes 15C through 17C, 20C, 21C); General Unsecured Claims (Classes 2E, 3C, 4E, 5C through 14C, 15D through 17D, 19C, 20D, 21D, 22C through 25C); Convenience Claims (Class 2D); Intercompany Claims (Classes 1E, 2F, 3D, 4F, 5D through 14D, 15E through 17E, 19D, 20E, 21E, 22D through 25D); Stone FinCo II Intercompany Claims (Class 15F); SSCC Preferred Interests (Class 1F); SSCC Common Interests (Class 1G); and Interests (Classes 2G, 3E, 4G, 5E through 14E, 15G, 16F, 17F, 19E, 20F, 21F, 22E through 25E).  The number of classes reflects the diverse classification of those Claims against and Interests in the various Debtors, and the legal rights under the Bankruptcy Code of each of the holders of Claims or Interests within that Class.

LL.                               In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan identifies and describes each Class of Claims or Interests that is not impaired under the Plan.  In particular, Article III of the Plan indicates that Claims and Interests in Classes 1A through 25A (Priority Non-Tax Claims), 1B through 14B and 22B-25B (Other Secured Claims), and 2G, 3E, 5-14E, 17F, 19E, 21F and 22E-25E (Subsidiary Interests) are not impaired under the Plan.  (Plan Art. III.)

MM.                     In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan identifies and describes any Class of Claims or Interests that is impaired under the Plan.  In particular, Article III of the Plan specifies that Claims in Class 2D (Convenience Claims), 1C, 2C (Prepetition Lender Claims), 2E, 3C, 4E, 5-15C, 15D, 16D, 17D, 19C, 20D, 21D, 22-25C (General Unsecured Claims), 15-17B, 19-21B (Other Secured Claims), 1E, 2F, 3D, 4F, 5-14D, 15E, 16E, 17E, 19D, 20E, 21E, 22-25D (Intercompany Claims),  4G, 15G, 16F, 20F

(Subsidiary Interests), 4C (Union Bank Claims), 4D (CIT Group Claims), 15-17C, 20C, 21C (Prepetition Canadian Lender Claims), 1F (SSCC Preferred Interests), 1G (SSCC Common Interests), and 15F (Stone FinCo II Intercompany Claims) are impaired under the Plan.  (Plan Art. III.)

NN.                           In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class unless the holder of such a Claim or Interest agrees to less favorable treatment.  (Plan § 3.2.)

OO.                           Accordingly, the Plan satisfies the requirements of sections 1122 and 1123(a)(1)-(4) of the Bankruptcy Code.

PP.                               Section 1123(a)(5) — Adequate Means for Implementation of the Plan.  In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Article VI of the Plan, provides adequate means for its implementation, including, among other things: (i) except as otherwise provided under the Plan or the Restructuring Transactions, the continued corporate existence of the Debtors and the vesting of assets in the Reorganized Debtors under Section 6.6 of the Plan; (ii) the adoption of the corporate constituent documents that will govern the Reorganized Debtors and the identification of the initial boards of directors of the Reorganized Debtors as provided in Sections 6.2.1 and 6.2.2 of the Plan, respectively; (iii) the issuance of new securities for distribution in accordance with the terms of the Plan, as detailed in Section 6.3 of the Plan; (iv) the entry by the Debtors into the Exit Facility Documentation, as detailed in Section 6.5 of the Plan; (v) the cancellation of credit documents, debt instruments and interests (in each case, to the extent provided in the Plan as detailed in Section 6.9); (vi) the consummation of any Restructuring Transactions in connection with Section 6.14 of the Plan, including the Restructuring Transactions set forth in Exhibit 14 of the Plan (filed with the Plan

Supplement); (vii) the cancellation of any Lien securing any Other Secured Claim (to the extent provided for in the Plan), as detailed in Section 6.10 of the Plan; (viii) the retention of certain rights of action by the Reorganized Debtors pursuant to Section 10.7 of the Plan; (ix) the various discharges, releases, injunctions, indemnifications and exculpations provided in Article X of the Plan; (x) the continuation of certain Employee Benefit Plans, the entry or continuation of the Employment and Retirement Benefit Agreements and the adoption of the Management Incentive Plans, as described in Sections 6.11, 6.12, and 6.13 of the Plan; and (xi) the assumption, assumption and assignment or rejection of executory contracts and unexpired leases to which any Debtor is a party, as stated in Article VII of the Plan.  Accordingly, the provisions in the Plan comply with section 1123(a)(5) of the Bankruptcy Code.

QQ.                           Section 1123(a)(6) — Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors’ charters, bylaws or similar constituent documents (including those set forth as Exhibits 1 and 2 to the Plan (filed with the Plan Supplement)) contain provisions prohibiting the issuance of nonvoting equity securities, provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance, and otherwise comply with the requirements of section 1123(a)(6) of the Bankruptcy Code.

RR.                             Section 1123(a)(7) — Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.  In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the Reorganized Debtors’ charters, bylaws and similar constituent documents regarding the manner of selection of officers and directors of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy.  In accordance with Section 6.2.2 of the Plan and as listed in Exhibit 4 of the Plan (filed with the Plan Supplement), the initial board of directors of Reorganized SSCC shall consist of the following eleven (11) directors: (i) Patrick J. Moore (Chief Executive Officer), (ii) Steven J. Klinger (President and Chief Operating Officer), (iii) Ralph F. Hake (Chairman), (iv) James J. O’Connor, (v) Timothy J. Bernlohr, (vi) Terrell K. Crews, (vii) Eugene I. Davis, (viii) Michael E. Ducey, (ix) Jonathan F. Foster, (x) Ernst A. Haberli and (xi) Arthur W. Huge.  As required by section 1123(a)(7) of the Bankruptcy Code, (i) the initial officers and directors of the Reorganized Debtors were selected in a manner consistent with the interests of Holders of Claims and Interests and with public policy, and (ii) the manner in which successor officers and directors will be chosen as set forth in the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws is also consistent with those interests and with such public policy.

SS.                               Section 1123(b) Permissible Plan Provisions.  Section 1123(b) of the Bankruptcy Code describes certain other permissible plan provisions, of which several are included in the Plan, including, without limitation, (a) Article VII of the Plan which provides for the assumption of the Debtors’ executory contracts and unexpired leases; and (b) Section 10.2.1 of the Plan which provides for releases by the Debtors, as of the Effective Date, of, among other things, certain claims, rights and causes of action that the Debtors may have against, among others, the present and former officers and directors of the Debtors, and the attorneys, accountants, investment bankers, restructuring consultants and financial advisors of each of the Debtors.  Such provisions, and all other provisions of the Plan, are consistent with the Bankruptcy Code in accordance with section 1123(b)(6) of the Bankruptcy Code.

TT.          The Plan Complies With Bankruptcy Rule 3016.  The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).  Other than conduct otherwise enjoined by the Bankruptcy Code, the Plan describes in specific and conspicuous language all acts to be enjoined and identifies the entities subject to such injunction, in accordance with Bankruptcy Rule 3016(c).

UU.         Section 1129(a)(2) — Compliance with Applicable Provisions of the Bankruptcy Code.  The Debtors, as proponents of the Plan, complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1125, 1126 and 1127, as applicable, of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018.  The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125, 1126 and 1127, as applicable, of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Solicitation Order and any and all other applicable rules, laws and regulations.  Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order.  Accordingly, the requirements of section 1129(a)(2) have been satisfied.

VV.          Based on the record before the Court, the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Agents, Prepetition Facing Agent, the Prepetition Noteholders, the Prepetition Notes Indenture Trustees, the Industrial Revenue Bondholders, the Industrial Revenue Bond Indenture Trustees, and each of their respective Related Persons, have solicited votes on the Plan and/or participated in the activities described in section 1125 of the Bankruptcy Code in good faith, within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Solicitation Order, the Bankruptcy Code, and the Bankruptcy Rules and all other applicable rules, laws and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and limitation of liability provisions in Section 10.5 of the Plan and this Confirmation Order.

WW.      Section 1129(a)(3) — Proposal of the Plan in Good Faith.  The Debtors have proposed the Plan in good faith and not by any means forbidden by law.  Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow each of the Debtors to reorganize on a going concern basis while maximizing recoveries to their creditors and providing the Reorganized Debtors with a capital structure that will allow the Reorganized Debtors to satisfy their obligations with sufficient liquidity and capital reserves and to fund necessary capital expenditures and otherwise conduct their business in the ordinary course.  In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the process leading to its formulation, and the solicitation of votes in support of the Plan.  Accordingly, the Plan satisfies the “good faith” requirement of section 1129(a)(3) of the Bankruptcy Code.

XX.         Moreover, the Plan itself and the arm’s length negotiations among the Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Ad Hoc Group of Common Holders, the Ad Hoc Group of Preferred Holders, the Prepetition Agents, Prepetition Facing Agent, the Prepetition Noteholders, the Prepetition Notes Indenture Trustees, the Industrial Revenue Bondholders, the Industrial Revenue Bond Indenture Trustees, and each of their respective Related Persons, leading to the Plan’s formulation, reflect the result of these arm’s length negotiations, embody the best interests of all the constituencies of the

Debtors’ estates and provide independent evidence of the Debtors’ good faith in proposing the plan.

YY.          Section 1129(a)(4) — Court Approval of Certain Payments as Reasonable.   In accordance with section 1129(a)(4) of the Bankruptcy Code, no payment for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incidental to the Chapter 11 Cases, including Claims for professional fees, has been or will be made by a Debtor other than payments that have been authorized by order of the Bankruptcy Court.  Section 2.1 of the Plan provides for the payment of various Administrative Claims, including Claims for professional fees, which are subject to Bankruptcy Court approval and the standards of the Bankruptcy Code.  (Plan § 2.1.)  In addition, the Prepetition Notes Indenture Trustee Fees, Industrial Revenue Bond Indenture Trustee Fees, and the Professional Fees of the Ad Hoc Noteholders, the Ad Hoc Group of Preferred Holders, and the Ad Hoc Group of Common Holders, which are payable by the Debtors pursuant to Sections 12.10 and 12.11 of the Plan will be subject to a “reasonableness” standard.  (Plan §§ 12.10 and 12.11.).  Accordingly, the provisions in the Plan comply with section 1129(a)(4) of the Bankruptcy Code.

ZZ.          Section 1129(a)(5) — Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.  In the Disclosure Statement, the Plan, the Hunt Affidavit and Exhibits 4 and 5 to the Plan (filed with the Plan Supplement, or otherwise at or prior to the Confirmation Hearing), the Debtors have disclosed all necessary information regarding the Debtors’ and Reorganized Debtors’ officers and directors, including for those directors and officers who may constitute insiders, and the applicable compensation paid or to be paid as of the

Effective Date.  The appointment or continuance of the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and with public policy.

AAA.     Section 1129(a)(6) — Approval of Rate Changes.  The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

BBB.       Section 1129(a)(7) — Best Interests of Holders of Claims and Interests.  Each Holder of an Impaired Claim that has not accepted the Plan will on account of such Claim, as demonstrated by the liquidation analysis included as Exhibit D to the Disclosure Statement, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

CCC.       The liquidation analysis annexed to the Disclosure Statement as Exhibit F (as updated in the PWC Affidavit, the “Liquidation Analysis”), including the methodology used and estimations and assumptions made therein, and the evidence related thereto that was proffered at the Confirmation Hearing, (a) are persuasive and credible as of the dates such evidence was prepared, presented or proffered, (b) have not been controverted by other persuasive evidence and have not been challenged, (c) are based upon reasonable and sound assumptions, and (d) provide a reasonable estimate of the liquidation value of each of the Debtors’ Estates upon a conversion to a chapter 7 proceeding.  Therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

DDD.      Section 1129(a)(8) — Acceptance of the Plan by Each Impaired Class.  As indicated in Article III of the Plan and as set forth in the Epiq Voting Affidavit and Monitor Voting Report, Classes 1A through 17A and 19A through 25A (Priority Non-Tax Claims),

Classes 1B through 14B and 22B through 25B (Other Secured Claims), and Classes 2G, 3E, 5E, 6E — 14E, 17F, 19E, 21F, 22E — 25E (Interests) are Unimpaired under the Plan and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  As further indicated in the Epiq Voting Affidavit and Monitor Voting Report, each Impaired Class of Claims entitled to vote to accept or reject the Plan has voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code, except for Classes 4C and 4D.  The Holders of Claims in Classes 4C and 4D have agreed to change their vote pursuant to the CIT Stipulation and Union Bank Stipulation upon entry of the Confirmation Order, and, as a result, such Classes have voted to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

EEE.        Because the Plan provides that the Holders of Claims and Interests in Classes 4G, 6C through 14C, 15F, 15G, 16F, 17D, 20F, 21D and 22C through 25C will not receive any distributions or retain any property under the Plan, such Classes are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Pursuant to the Settlement Procedures Order, the Settlement Plan Modifications and the Settlement Notices, Class 1G was not provided the opportunity to vote to accept or reject the Plan, and is deemed to reject the Plan.  As provided below, the Plan satisfies the requirements of section 1129(b) with respect to Classes 1G, 4C, 4D, 4G, 6C through 14C, 15F, 15G, 16F, 17D, 20F, 21D, and 22C through 25C as a matter of law.

FFF.        Section 1129(a)(9) — Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.  The Plan provides for treatment of Allowed Claims entitled to priority pursuant to section 507(a)(2)-(8) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

GGG.       Section 1129(a)(10) — Acceptance By at Least One Impaired, Non-Insider Class.  As evidenced by the Epiq Voting Affidavit and Monitor Voting Report, and as reflected in the record of the Confirmation Hearing, at least one Impaired Class of Claims has voted in sufficient number and amount to accept the Plan, determined without including the acceptance by any insider, with respect to every Debtor, except for the non-operating subsidiary Debtors which are either being dissolved or merged into the Reorganized Debtors on the Effective Date.  Accordingly, the Court hereby finds and determines that section 1129(a)(10) has been satisfied in connection with each of the Debtors.

HHH.      Section 1129(a)(11) — Feasibility of the Plan.  The Plan is feasible.  The Debtors have demonstrated, through, among other things, the Updated Financial Information and the evidence proffered or adduced at the Confirmation Hearing, that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization, of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors.  The Plan, therefore, complies with section 1129(a)(11) of the Bankruptcy Code.

III.           Section 1129(a)(12) — Payment of Bankruptcy Fees.  Section 12.9 of the Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.  (Plan § 12.9.)

JJJ.          Section 1129(a)(13) — Retiree Benefits.  In accordance with section 1129(a)(13) of the Bankruptcy Code, Section 6.11 of the Plan provides that except and to the extent previously assumed by an order of the Bankruptcy Court, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Employee Benefit Plans, including the Employment and Retirement Benefit Agreements, of the Debtors, as amended or modified, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before, on or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed by the Debtors and assigned to the Reorganized Debtors, except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans that have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that (x) the Debtors shall pay all “retiree benefits” (as defined in section 1114(a) of the Bankruptcy Code), and (y) the Debtors shall amend those certain Employment and Retirement Benefit Agreements attached as Exhibit 13 of the Plan (filed with the Plan Supplement) prior to (or upon) the assumption thereof by the Debtors (and assignment thereof to the Reorganized Debtors) to provide that the implementation of the restructuring in accordance with the Plan shall not alone constitute “Good Reason” or “Good Cause” (or provide any other similar basis) for any employee of the Debtors or the Reorganized Debtors to terminate his or her employment nor constitute a “Change in Control” that would result in any obligation of the Debtors or Reorganized Debtors to provide any payments or other benefits to any employee.

KKK.      Section 1129(b) — Confirmation of the Plan Over the Nonacceptance of an Impaired Class.  Based upon the Confirmation Briefs, the Affidavits, the representations and arguments of counsel for the Debtors and all other testimony given or proffered at the Confirmation Hearing or prior hearing and the full record of these Chapter 11 Cases, notwithstanding the fact that the Rejecting Classes have voted not to accept the Plan or are deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) the Impaired Accepting Classes have voted to accept the Plan; and

(b) the Plan does not unfairly discriminate and is fair and equitable with respect to the Rejecting Classes.  Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Rejecting Classes.  As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied.  After entry of the Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon members of the Rejecting Classes.

LLL.        Section 1129(d) — Purpose of Plan.  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of section 5 of the Securities Act of 1933, and there has been no filing by any governmental unit or any other party asserting such avoidance.  Therefore, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

ORDERS

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1.             CONFIRMATION OF THE PLAN.  The Plan (a copy of which is annexed hereto as Exhibit A), is approved and confirmed under section 1129 of the Bankruptcy Code.  The terms of each of the documents in the Plan, the Plan Supplement, the Modified Plan Documents (subject to further modifications by the Debtors, which modifications shall not be inconsistent with the Plan or this Confirmation Order), and the Settlement Plan Modifications are approved, and are incorporated by reference into, and are an integral part of the Plan.  Notwithstanding the foregoing, if there is any direct conflict or inconsistency between the terms of the Plan, the Plan Supplement, the Modified Plan Documents, the Settlement Plan

Modifications, or any Exhibit or schedule attached thereto, and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

2.             APPROVAL OF MODIFICATIONS TO PLAN AND PLAN SUPPLEMENT.  The technical supplementation of the Plan and certain Plan Supplement documents filed with the Bankruptcy Court on April 13, 2010 and May 12, 2010, (i) do not materially or adversely change the treatment of any Holders of Claims or Interests under the Plan, (ii) do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, (iii) do not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan, and (iv) is hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019.

3.             APPROVAL OF THE SETTLEMENT MOTION, SETTLEMENT PROCEDURES MOTION AND THE SETTLEMENT PLAN MODIFICATIONS.(7)  For the reasons stated herein and on the record at the Settlement Hearing, the Settlement Procedures Hearing and the Confirmation Hearing, the Settlement Objection is overruled and the relief requested in the Settlement Motion is granted and the terms of the Equity Settlement, as described in the Settlement Motion and on the record are approved.  Further, the Settlement Plan Modifications are approved and the Debtors are not required to take further action to modify the Plan to include the Settlement Plan Modifications.  In addition, the Settlement Procedures are hereby approved, and the delivery of the Settlement Notices to the Affected Creditors was effectuated in accordance with the Settlement Procedures, the Settlement Procedures Order and the applicable provisions of the Bankruptcy Code.

(7)  For purposes of paragraphs 3 and 4 only, capitalized terms shall have the meaning ascribed to such terms in the Settlement Motion.

4.             AFFECTED CREDITORS/SSCC PREFERRED INTEREST HOLDERS.  Affected Creditors who previously voted to accept or reject the Plan are deemed to have accepted or rejected the Plan, as modified by the Settlement Plan Modifications, as applicable, except to the extent that an Affected Creditor has affirmatively elected to change its vote or to submit a vote on the Plan, as modified by the Settlement Plan Modifications pursuant to the instructions set forth in the Settlement Notices.    To the extent that a Holder of SSCC Preferred Interests has not affirmatively elected to submit a vote pursuant to the instructions set forth in the Settlement Notice, such Holder is not deemed to have accepted or rejected the Modified Plan for purposes of 11 U.S.C. § 1126.

5.             EFFECTS OF CONFIRMATION.  In accordance with section 1141(a) of the Bankruptcy Code and Section 12.17 of the Plan, and notwithstanding any otherwise applicable law, immediately upon the satisfaction and/or waiver (as applicable) of each of the conditions set forth in Section 9.2 of the Plan, the terms of the Plan and this Confirmation Order shall be binding upon all Persons, including the Debtors, the Reorganized Debtors, Canadian Newco, any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected, or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to executory contracts and unexpired leases with any of the Debtors, and any and all Persons who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein or in the Plan, and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.  The Plan Supplement, the Modified Plan Documents, the Settlement Plan Modifications, and all Exhibits

and schedules attached thereto, and any other document or agreement necessary to implement the Plan, substantially in the form as they exist at the time of the entry of this Confirmation Order are ratified and approved in all respects and shall bind all parties thereto as of the entry of this Confirmation Order, whether or not such agreements are actually issued, delivered or recorded on the Effective Date or thereafter.

6.             MODIFICATION AND EXECUTION OF PLAN DOCUMENTS.  The Debtors are hereby authorized to amend or modify the Plan, the Plan Supplement, the Modified Plan Documents, the Settlement Plan Modifications or other documents or agreements necessary to implement the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section 12.15 of the Plan.  In addition, without the need for a further order or authorization of the Bankruptcy Court or further notice to any Persons, but subject to the express provisions of this Confirmation Order and Section 12.15 of the Plan, the Debtors shall be authorized and empowered to make modifications to the documents filed with the Bankruptcy Court, including the Plan Supplement, the Modified Plan Documents, the Settlement Plan Modifications, or any other document forming part of the evidentiary record at the Confirmation Hearing, consistent with the terms of such documents in their reasonable business judgment as may be necessary.

7.             BAR DATE FOR CERTAIN ADMINISTRATIVE EXPENSE CLAIMS.  All applications for final allowance of compensation or reimbursement of the expenses incurred by any Professional, and all other requests for the payment of Administrative Expense Claims, including all requests for the allowance of any Administrative Expense Claim pursuant to section 503(b)(3)(D) of the Bankruptcy Code for substantial contributions made in these Chapter 11 Cases (but expressly excluding all requests for the payment of obligations incurred by the

Debtors in the ordinary course of their business operations after the Petition Date), must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel at the addresses set forth in Section 12.19 of the Plan not later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Any request for the payment of an Administrative Expense Claim that is not timely filed and served shall be discharged and forever barred and the Holder of such Administrative Expense Claim shall be enjoined from commencing or continuing any action, process, or act to collect, offset or recover such Claim. The Debtors and the Reorganized Debtors shall have sole responsibility for filing objections to and resolving all requests for the allowance of Administrative Expense Claims.

8.             BAR DATE FOR REJECTION DAMAGES CLAIMS.  If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed with the Claims Agent (as defined in the Plan) and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) at the address specified in Section 12.19 of the Plan by the earlier of (i) thirty (30) days after the Effective Date or (ii) thirty (30) days after entry of a Final Order rejecting any executory contract or unexpired lease.

9.             PAYMENT OF CERTAIN PROFESSIONAL FEES AND EXPENSES.  Pursuant to the terms of Sections 12.10, 12.11, 12.12 and 12.13 of the Plan, payment of certain and reasonable professional fees and expenses, including the fees and expenses of the Fee Auditor, the Prepetition Notes Indenture Trustee, and the Industrial Revenue Bond Indenture Trustee is hereby approved.  Further, based upon the record at the Confirmation Hearing, including the facts set forth in the Hunt Affidavit, the reasonable professional fees of counsel for the Ad Hoc Noteholders satisfies the standards for payment set forth in section 503(b) of the Bankruptcy Code provided, that such fees shall not exceed $250,000, and provided further that counsel for the Ad Hoc Noteholders shall submit a fee statement to the United States Trustee, the Committee and the Debtors and payment of such fees shall be subject to the review of such parties.  Payment of the reasonable fees and expenses pursuant to Sections 12.10, 12.11, 12.12 and 12.13 does not violate any provision of the Bankruptcy Code.

10.           PAYMENT OF CERTAIN FEES OF AD HOC EQUITY GROUPS.  Pursuant to the terms of Sections 12.11.2 and 12.11.3, payment of the reasonable and actual professional fees and expenses incurred prior to the Effective Date by the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders is hereby approved pursuant to Rule 9019 of the Bankruptcy Rules as to the Debtors, the Committee, and all Holders of Claims and Interests as provided for in the Plan and section 1129(a)(4) of the Bankruptcy Code, and notwithstanding anything to the contrary in the Plan, the reasonable and actual professional fees and expenses incurred prior to the Effective Date by the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders, who the Debtors acknowledge actively participated in negotiations on the terms of the Plan, who settled their Objections to Confirmation enabling the Plan to be confirmed on a consensual basis as to the SSCC Interests, and who provided other consideration to the Debtors and the Holders of Claims and Interests of the Estates, shall be paid in cash as soon as reasonably practicable after the Effective Date, (i) to the Ad Hoc Group of Preferred Holders in an amount not to exceed the Ad Hoc Group Fee Cap and (ii) to the Ad Hoc Group of Common Holders in an amount not to exceed the Ad Hoc Group Fee Cap, minus the amount of the Ad Hoc Committee of Preferred Holders Reimbursement Claim, provided, however, that all such payments shall be conditioned upon (a) receipt by the Debtors, the

Committee, and the United States Trustee of (i) engagement letters for professionals retained by the Ad Hoc Group of Preferred Holders and the Ad Hoc Group of Common Holders, and (ii) invoices with supporting fee and expense detail in sufficient detail for reasonable review, which may be redacted as necessary to protect any privileged information, provided that experts retained on a flat fee shall only be required to detail expenses on or as soon as practicable after the Effective Date and (b) a good faith review of the foregoing items by the Debtors, the United States Trustee and the Committee (collectively, the “Review Parties”) on or as soon as practicable after the Effective Date.  Notwithstanding anything to the contrary in this Confirmation Order (including, without limitation, Paragraph 7 hereof) the engagement letters and invoices shall be maintained by the Review Parties on a confidential basis and neither of the Ad Hoc Group of Preferred Holders or the Ad Hoc Group of Common Holders, nor their respective professionals shall be required or expected to file any application for Court approval of such fees and expenses or to seek review or consent from other parties.  Further, neither the fee and expense detail, nor the United States Trustee’s review of such fee and expense detail shall be subject to the United States Trustee’s fee review guidelines or the Local Rules.

11.           ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.  By Section 7.1 of the Plan, the Assumption Motion and this Confirmation Order, except as provided for in any order approving the Rejection Motion and below, the Debtors are seeking authority to assume all of their executory contracts and unexpired leases.  Pursuant to the order approving the Assumption Motion, and the terms of the Plan, the Debtors shall pay any monetary cure amounts listed on Exhibits A and C to any order approving the Assumption Motion (as may be amended, the “Assumption Order”) on or as soon as practicable after the Effective Date of the Plan or at such other time as the Debtors and the parties to such executory contracts and unexpired leases shall agree.  In the event, as of the Effective Date of the Plan, a dispute remains regarding (a) the amount of any cure payment, (b) the ability of the Reorganized Debtors, Canadian Newco or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed, or (c) any other matter pertaining to assumption, the executory contract or unexpired lease in dispute shall be assumed, and cure payments with respect to such executory contract or unexpired lease in dispute shall be assumed, and cure payments with respect to such executory contract or unexpired lease required by section 365(b)(1) of the Bankruptcy Code shall be made, following the entry of a Final Order resolving the dispute and approving the assumption and cure amount.  Pending the Court’s ruling on such motion, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtors unless otherwise ordered by the Court; provided, however, that the Debtors reserve the right to amend the cure amount with respect to any such executory contract or unexpired lease or reject any such executory contract or unexpired lease prior to or upon the entry of a Final Order resolving the dispute and approving the assumption and cure amount.  To the extent not approved pursuant to the Assumption Order, or any other order of this Court, entry of this Confirmation Order by the Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease shall revest in and be fully enforceable by the applicable Reorganized Debtor or Canadian Newco in accordance with its terms of the Plan, Assumption Order, or any order of the Court authorizing and providing for its assumption or applicable federal law.

12.           To the extent an executory contract or unexpired lease has not been assumed pursuant to the Assumption Order, or rejected pursuant to the Rejection Order, such executory contract or unexpired lease shall hereby be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.  With respect to executory contracts or unexpired leases that are not included in the exhibits to the Assumption Order and that have not or are not otherwise being rejected by the Debtors or addressed in any order approving the Rejection Motion (or the Rejection Motion itself) or this Confirmation Order, all parties to such executory contracts or unexpired leases are hereby deemed to have (i) waived any claim of default such parties may have against the Debtors under the applicable executory contract or unexpired lease, and (ii) consented to the assumption of the applicable executory contract or unexpired lease to which they are a party with the Debtors, and the assignment of such executory contract or unexpired lease to the applicable Reorganized Debtor or Canadian Newco in accordance with and pursuant to Article VII of the Plan.  Entry of this Confirmation Order shall constitute approval of such assumption pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

13.           Other than the Cure Amounts fixed by the Court in the Assumption Order or this Confirmation Order each non-debtor counterparty to an assumed contract or lease shall be barred from asserting any claims that arose or may have arisen on or before the date of the entry of the Assumption Order or this Confirmation Order, as applicable, against any of the Debtors, Reorganized Debtors, Canadian Newco, or their respective successors or assigns, or any of their respective assets.

14.           ASSUMPTION OF INDEMNIFICATION OBLIGATIONS.  All respective obligations of SSCC and the other Debtors to indemnify and reimburse persons who are or were at any time directors, officers, managers, or employees and agents of the Debtors on the Petition Date or at any time thereafter, whether pursuant to certificates or articles of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, shall be treated as if they are executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code as of the Effective Date, and such obligations shall survive confirmation of the Plan, shall remain unaffected by the Plan, and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with any event occurring before, on or after the Petition Date, it being understood that all indemnification provisions in place on and prior to the Effective Date for directors, officers, managers, or employees and agents of the Debtors shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions, or transactions prior to the Effective Date (including prior to the Petition Date).

15.           INSURANCE POLICIES CONSIDERED TO BE EXECUTORY CONTRACTS.  Section 7.4 of the Plan, regarding the assumption of insurance policies and agreements, is hereby approved in all respects.  Without limiting the foregoing and in accordance with the Plan, any insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) shall continue in full force and effect after the Effective Date.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, nothing in this Confirmation Order or Plan shall in any way operate to impair the legal, equitable or contractual rights, if any, of any insurance policy issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date.  To the extent that such insurance policies or agreements (including, without limitation, any policies covering directors’ or officers’ conduct) are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, (i) the entry of this Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor and its Estate and (ii) the entry of the CCAA Sanction Order shall constitute approval of such ratification. Unless otherwise determined by the Bankruptcy Court or the Canadian Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement.  Moreover, the Debtors reserve the right to seek (i) the rejection of such insurance policy consistent with the terms of the Plan or this Confirmation Order or (ii) other available relief.

16.           Notwithstanding the foregoing, nothing in the Plan, the Confirmation Order, any Exhibit to the Plan, Plan Supplement or any other Plan document (including any provision that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, expanding the scope of, altering, or impairing in any respect the prepetition legal, equitable or contractual rights, obligations and defenses of the insured or insurer with respect to any of the Debtors’ insurance policies and related insurance agreements under the policies, related agreements, and applicable non-bankruptcy law; and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors and Reorganized Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy and related agreements.  The rights and obligations of the insured and the insurer shall be determined under the insurance policies and related agreements, including all terms, conditions, limitations and exclusions thereof, which shall remain in full force and effect, and any applicable non-bankruptcy law.  Any insurance policies issued by ACE American Insurance Company, Pacific Employers Insurance Company, or any other member of the ACE group of companies, or Zurich American Insurance Company, or The Travelers Indemnity Company, or any of their affiliates or subsidiaries, any of their predecessors or successors (collectively, the “Insurers”) and/or any related agreements between the Debtors and the Insurers (“Policies and Agreements”), to the extent that they are considered executory, are assumed by the Debtors and assigned to the Reorganized Debtors.  Regardless of whether the Policies and Agreements are executory or not, after the Effective Date, the Reorganized Debtors and the Insurers will perform their respective obligations under the Policies and Agreements, including any that remain unperformed as of the Effective Date of the Plan, and such obligations and liabilities are not discharged or released.

17.           ASSUMPTION OF COLLECTIVE BARGAINING AGREEMENTS.  Upon the occurrence of the Effective Date, all Collective Bargaining Agreements (other than the Non-Transferred Canadian Collective Bargaining Agreements) shall be deemed to have been assumed or ratified and assigned to Reorganized SSCC, or, in the case of the Canadian Collective Bargaining Agreement, assumed or ratified and assigned to Canadian Newco in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.

18.           Section 7.3 of the Plan provides in relevant part that “[a]ll Collective Bargaining Agreements shall be deemed to have been assumed or ratified by the Debtors party thereto upon the occurrence of the Effective Date” and that “[e]ntry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the pertinent Debtor’s assumption of each Collective Bargaining Agreement to which it is a party for the remaining term of agreement of each such Collective Bargaining Agreement as in effect on the Effective Date, except to the extent that such agreements have already been assumed prior to the Effective Date.”  All capitalized terms in the preceding sentence shall have the meaning set forth in the Plan.  In connection with the assumption of the foregoing Collective Bargaining Agreements authorized by this Confirmation Order, the Debtors shall assume and provide, in the ordinary course, (i) any and all accrued but unpaid obligations payable to employees covered by the terms of such Collective Bargaining Agreements, including but not limited to accrued but unpaid vacation, sick leave, pension benefits, medical benefits and/or other benefits, (ii) any and all obligations payable to the Unions, including but not limited to any and all accrued but unpaid Union dues or other payments and obligations to the Unions, and (iii) other amounts withheld from employee payroll pursuant to the Collective Bargaining Agreements.  In addition, (i) the grievance and arbitration process contained in the applicable Collective Bargaining Agreement shall apply to any grievance that is either pending as of the date of the assumption of the Collective Bargaining Agreement or that involves an alleged breach of the Collective Bargaining Agreement that occurred prior to the assumption of the Collective Bargaining Agreement and (ii) the Debtors shall comply with the terms of any settlement entered by the parties or remedy ordered by an arbitrator acting pursuant to the Collective Bargaining Agreement (subject to any right of review); provided however, that the parties, including the Debtors and Reorganized Debtors, retain all rights and defenses otherwise available to them in connection with any such matter.  The foregoing commitment shall apply to any grievance which is the subject of any proceeding pursuant to Section 301 of the Labor Management Relations Act of 1947, 29 U.S.C. § 185, with the understanding that the parties retain all rights and arguments in connection with any such matter.  Further, it is understood that the commitments addressed herein relating to the Debtors’

obligations upon the occurrence of the Effective Date apply to all Union-represented bargaining units, including those bargaining units where the prior collective bargaining agreement is expired and the employees are working under existing terms and conditions of employment, provided that the parties, including the Debtors and Reorganized Debtors, retain all rights and defenses otherwise available to them.

19.           MATTERS RELATING TO THE CANADIAN ASSET SALE.  Based upon, among other things, the Confirmation Briefs, the Affidavits in Support of Confirmation, the representations and arguments of counsel for the Debtors and all other testimony given or proffered at the Confirmation Hearing or prior hearing and the full record of these Chapter 11 Cases, and the voting results, the Canadian Asset Sale is approved in all respects.  On the Effective Date, and pursuant to this Confirmation Order, the CCAA Sanction Order and the CCAA Vesting Order, the Canadian Assets shall transfer to Canadian Newco free and clear of all Liens, Claims, interests and encumbrances other than those liabilities expressly assumed by Canadian Newco in accordance with the terms of the Asset Purchase Agreement.  The consideration provided by Canadian Newco for the purchase of the Canadian Assets (a) is fair and reasonable and (b) constitutes “reasonably equivalent value” and “fair consideration” (as such terms are used in each of the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and section 548 of the Bankruptcy Code).  The Debtors may sell the Canadian Assets free and clear of all Interests or Claims because the Holders of Claims against SSC Canada and Smurfit-MBI have consented to the Canadian Asset Sale pursuant to Bankruptcy Code section 1123(b).

20.           ACTIONS IN FURTHERANCE OF THE PLAN.  Pursuant to sections 1123 and 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law,

and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the stockholders, members, managers, or board of directors of any Debtor, Reorganized Debtor or Canadian Newco, each of the Debtors, Reorganized Debtors or Canadian Newco, as well as the chairman of the board of directors of SSCC, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Executive Vice President, Senior Vice President, any Vice President or any other appropriate officer of the appropriate Debtor, Reorganized Debtor or Canadian Newco (collectively, the “Responsible Officers”), is hereby authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Plan Supplement, the Modified Plan Documents, the Settlement Plan Modifications, the Confirmation Order and each of the transactions contemplated thereby or hereby, including, without limitation, the Canadian Asset Sale, each of the Restructuring Transactions, each of the other transactions identified in Article VI of the Plan and each of the transactions contemplated by or referenced in any document or agreement necessary to implement the Plan; and (b) enter into, execute and deliver, assign, adopt, or amend, as the case may be, each of the Plan Supplement documents, or any other documents otherwise referenced in or contemplated by the Plan or any of the foregoing documents, in accordance with their respective terms.  In furtherance of the Plan and transactions contemplated under the Plan, the Debtors may take such actions as they deem appropriate with respect to Intercompany Claims that are not receiving any distribution under the Plan, including, without limitation, extinguishing such Intercompany Claims, reinstating such Intercompany Claims in full or in part, or offsetting Intercompany Claims held by a Debtor against Intercompany Claims owed to such Debtor by other Debtors.

21.           To the extent that, under applicable non-bankruptcy law, any of the actions, transactions, documents or other matters set forth in the Plan or this Confirmation Order, would otherwise require the consent or approval of the stockholders, directors, members or managers of any of the Debtors, Reorganized Debtors or Canadian Newco, or any other consent or approval under otherwise applicable non-bankruptcy law, this Confirmation Order shall, pursuant to sections 1123(a)(5) and 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and any such actions, transactions, documents and other matters shall hereby be deemed to have been taken by unanimous action of the stockholders, directors, members or managers of the appropriate Debtor, Reorganized Debtor or Canadian Newco without any requirement of further action or consent by any such stockholder, directors, members or managers of the Debtors, Reorganized Debtors or Canadian Newco.

22.           In furtherance of Section 8.10 of the Plan, the Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate, in the Reorganized Debtors’ reasonable discretion, to comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority.  Among other things, the Reorganized Debtors may (i) arrange for the sale of a portion of the New SSCC Common Stock otherwise distributable to any current or former employee or retiree (“Applicable Holder”) on account of his or her Allowed Claim, on behalf of such Applicable Holder, and (ii) use the cash proceeds of such sale to fund the tax withholding requirements related to such Applicable Holder’s receipt of New SSCC Common Stock pursuant to the Plan.  To facilitate the foregoing sales on behalf of Applicable Holders and compliance with withholding requirements, the Reorganized Debtors may distribute in multiple disbursements that portion of the New SSCC

Common Stock to which an Applicable Holder is entitled under the Plan and which is not sold for withholding purposes as described in the preceding sentence.

23.           AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS.  On the Effective Date, the Amended and Restated By-Laws and the Amended and Restated Certificate of Incorporation substantially in the form as set forth in Exhibit 1 and Exhibit 2 to the Plan (filed with the Plan Supplement), respectively, and in a form reasonably acceptable to the Committee, shall be made effective.  The certificates or articles of incorporation, by-laws, limited liability company agreements, and partnership agreements, as applicable, of each Reorganized Debtor other than Reorganized SSCC shall be amended as necessary to (a) include director and officer liability exculpation and indemnity provisions (including advancement of expenses) for those individuals who are or were directors or officers of the Debtors or the Reorganized Debtors on or after the Petition Date in accordance with, and to the fullest extent authorized by, the law of such Reorganized Debtor’s state of reorganization and (b) satisfy the provisions of the Plan and the Bankruptcy Code.  After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation, by-laws, limited liability company agreements and partnership agreements, as applicable, in accordance with applicable law.

24.           CORPORATE ACTION.  It is hereby ordered that, on the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation or similar constituent documents, the adoption of the Amended and Restated By-Laws, the selection of directors and officers for Reorganized SSCC and the other Reorganized Debtors, and all other corporate actions contemplated by the Plan, including the formation of Canadian Newco pursuant to Section 5.1.1 of the Plan, shall be deemed to have been authorized and approved in all respects

(subject to the provisions of the Plan). All matters provided for in the Plan involving the entity structure of the Debtors or the Reorganized Debtors, and any entity action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders, directors, officers, managers, partners or shareholders of SSCC, Reorganized SSCC, any of the other Debtors or Reorganized Debtors, or Canadian Newco.  On the Effective Date, the appropriate directors and officers of Reorganized SSCC and/or of the other Reorganized Debtors and/or Canadian Newco shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized SSCC and/or the other Reorganized Debtors and/or Canadian Newco (including, without limitation, (a) each of the Amended and Restated Certificate of Incorporation of Reorganized SSCC, Amended and Restated By-Laws of Reorganized SSCC; (b) the Exit Facility Documentation; (c) the Employee Benefit Plans, the Employment and Retirement Benefit Agreements; (d) the Management Incentive Plans; and (e) each of the contracts, instruments, agreements and documents to be executed and delivered in connection with the Restructuring Transactions.

25.           RESTRUCTURING TRANSACTIONS.  Pursuant to section 303 of Title 8 of the Delaware Code and other appropriate provisions of applicable state laws governing corporations or other legal entities and sections 1123 (including, without limitation, sections 1123(a)(5)(B), (a)(5)(C), and (a)(5)(J)), 1141 and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors, as the case may be, are hereby authorized to enter into the Restructuring Transactions contemplated by Section 6.14 of the Plan and described in Exhibit 14 to the Plan.  The Debtors and Reorganized Debtors are authorized to take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions as set forth in the Plan and Exhibit 14 of the Plan, including, without limitation, (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law (the “Restructuring Documents”); (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, guaranty, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, dissolution, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors or the Reorganized Debtors, including Reorganized SSCC, and Canadian Newco determine are necessary or appropriate in connection with the relevant Restructuring Transactions, including, without limitation, the making of appropriate filings and/or recordings in respect of such Restructuring Transactions.  Each and every federal, state, and local governmental agency or department is hereby directed to accept for filing and recording any and all documents and instruments necessary or appropriate to consummate the transactions contemplated by the Restructuring Transactions.

26.           DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS.  The appointment of (i) the initial directors and officers of Reorganized SSCC, in accordance with Section 6.2.2 of the Plan and as set forth on Exhibit 4 of the Plan (filed with the Plan Supplement) and (ii) the initial directors and officers of each of the Reorganized Debtors other than Reorganized SSCC, in accordance with Section 6.2.4 of the Plan and as set forth on Exhibit 5 of the Plan (filed with the Plan Supplement), as of and immediately following the Effective Date, is hereby approved.

27.           COMPENSATION AND BENEFIT PROGRAMS.  The Employee Benefit Plans and Employment and Retirement Benefit Agreements, as contemplated by Section 6.11 and Exhibits 12 and 13 of the Plan and as determined in accordance with the provisions thereof, are hereby approved.

28.           Notwithstanding anything to the contrary contained in the Plan, any Order confirming the Plan, the CCAA Plan or the CCAA Sanction Order, any contingent Claims of the Central States, Southeast and Southwest Area Pension Fund (the “Central States Pension Fund”), a “multi-employer plan” as that term is defined by 29 U.S.C. § 1301 (a)(3), against the Debtors or any third-party for withdrawal liability under 29 U.S.C. §§ 1383 and 1385, are left unimpaired under the Plan, the Order confirming the Plan, the CCAA Plan and the CCAA Sanction Order (collectively, the “Confirmation Documents”), and shall not be discharged and shall continue unaltered by the Confirmation Documents, and no third-party shall be released pursuant to the terms of the Confirmation Documents from any Claim that the Central States Pension Fund may have against such third-party as a result of any one or more of the Debtors’ participation in the Central States Pension Fund.  For the avoidance of doubt, the claims of Central States Pension Fund embodied in proofs of claim nos. 13883 - 13907 are not contingent and shall be treated under and discharged by the Plan, provided that no third parties shall be released pursuant to the terms of the Confirmation Documents from these Claim Nos. 13883 - 13907.

29.           MANAGEMENT INCENTIVE PLANS.  The Management Incentive Plans and the equity grants thereunder, as contemplated by Section 6.13 and Exhibit 3 of the Plan and as determined in accordance with the provisions thereof, are hereby approved.  On or after the Effective Date, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, officers, stockholders, or any other third parties, or any other notice, action, court order or process of any kind, the Debtors shall be authorized to take any and all actions or steps that they deem necessary or appropriate to adopt and implement the Management Incentive Plans, and any transactions, agreements or actions referenced therein, contemplated thereby or ancillary thereto, each substantially in the form attached as Exhibit 3 to the Plan (filed with the Plan Supplement) pursuant to which (among other things) (i) eight percent (8%) of the fully diluted New SSCC Common Stock shall be reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date).

30.           CANCELLATION OF LIENS.  Except as otherwise provided in the Plan, it is hereby ordered that, on the Effective Date, in consideration for the distributions to be made on the Effective Date pursuant to the Plan, (i) all Liens, charges, encumbrances and rights related to any Claim or Interest, including, without limitation, those existing under the Prepetition Credit Documents, the Calpine Corrugated Credit Agreements, and the DIP Facility Credit Agreement and the DIP Facility Order, and any other Order of this Court shall be terminated, null and void and of no effect, and (ii) any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is Reinstated pursuant to the Plan) shall be deemed released and the Holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery, and filing or recording of such release documents as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).

31.           EXEMPTIONS FROM TAXATION.  Pursuant to section 1146(a) of the Bankruptcy Code, it is hereby ordered that, (a) the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, including, without limitation, New SSCC Common Stock, New SSCC Preferred Stock, and any New SSCC Common Stock (or other equity interests, grants, rights or other options) issued under or in connection with the Plan or Management Incentive Plans; (b) the creation, termination or cancellation of any mortgage, deed of trust, Lien, pledge or other security interest, including, without limitation, any mortgage, deed of trust, Lien, pledge or other security interest under or in connection with the Exit Facility Documentation or the Plan; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, pursuant to, or in connection with the Plan, including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, assignments and transfer of tangible property executed in connection with the Plan, this Confirmation Order or the CCAA Sanction Order, or the CCAA Vesting Order shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee or other similar tax or governmental assessment, to the fullest extent provided for under the Bankruptcy Code and the appropriate state or local government officials or agents are hereby directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

32.           EXEMPTIONS FROM SECURITIES LAWS.  The issuance, distribution, transfer or exchange of (a) the New SSCC Common Stock; and (b) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, section 1145(a) of the Bankruptcy Code.  Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, each of the Exhibits to the Plan (filed with the Plan Supplement), the Modified Plan Documents, the Settlement Plan Modifications, any other document related to the Plan or implementation thereof, the Canadian Asset Sale, and the Restructuring Transactions, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

33.           DISTRIBUTIONS TO HOLDERS OF CLAIMS AND CLAIMS RECONCILIATION.  In accordance with Section 1.1.110 of the Plan, the Distribution Record Date for purposes of determining the Holders of Allowed Claims that are entitled to distributions that are required to be made under the Plan on the Effective Date or as otherwise provided under the Plan shall be the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on its docket, or any other date that has been or will be established by the Debtors; provided, however, that the Distribution Record Date for purposes of determining the Holders of Allowed Claims on account of SSCE’s guarantee of the 7.375% Notes due 2014 issued by Stone FinCo II shall be five (5) days after the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on its docket (or the next business day if the fifth day falls on a weekend or holiday) (the “RD Noteholder Record Date”), and the payment date on account of such distributions shall be five (5) days after the RD Noteholder Record Date (or the next business day if the fifth day falls on a weekend or holiday).  Moreover, the provisions in Articles VI and VIII of the Plan governing distributions and for resolving and treating Disputed Claims under the Plan are hereby approved in all respects and found to be fair and reasonable.  Except as otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors shall have sole responsibility and authority for administering, disputing, objecting to, compromising and settling, or otherwise resolving and making distributions (if any) with respect to all Claims, including all Administrative Expense Claims, without notice to any other party or approval of, or notice to the Court; provided, however, that the foregoing shall not apply to any objections to Claims filed by the Committee prior to the Effective Date; provided, further, however, that the Reorganized Debtors or the Committee (if applicable) shall not be authorized to compromise, settle, or resolve any Claim, including any Administrative Expense Claim, if the Allowed amount of such Claim would exceed the Creditor Representative Threshold amount, without the consent of the Creditor Representative in accordance with Section 12.14 of the Plan.

34.           DISTRIBUTIONS TO INTEREST HOLDERS.  Pursuant to Section 8.7.4 of the Plan, for the purposes of making distributions to the Holders of Allowed SSCC Interests under the Plan, the Disbursing Agent and its agent shall be entitled to recognize and deal for all purposes herein with only those Holders that have elected to surrender, or have been deemed to surrender, as applicable, such SSCC Interests on or after the Effective Date. There is no obligation to surrender SSCC Interests in order to receive a distribution on account of an SSCC Interest. Any SSCC Interest positions on the register maintained by the stock transfer agent that have not yet been surrendered at the time any Class 1F and Class 1G distributions are effected by DTC shall be deemed surrendered at the time of such distributions.

35.           TREATMENT OF INTERCOMPANY CLAIMS AGAINST THE CANADIAN DEBTORS.  Nothing in the Plan or the Confirmation Order shall be deemed to affect or extinguish the Allowed Intercompany Claims in Sections 3.8.5, 3.9.5, 3.10.5 3.12.4, 3.13.5, 3.14.5 and 3.15.5 of the Plan.

36.           MODIFICATION TO SECTION 3.15.4(B) OF THE PLAN (GENERAL UNSECURED CLAIMS AGAINST THE NON-OPERATING DEBTORS (CANADA)).  Section 3.15.4(b) of the Plan shall be replaced in its entirety with the following:

“Treatment: Holders of General Unsecured Claims against the Non-Operating Debtors (Canada) shall not be entitled to receive or retain any monetary distributions or other property on account of such Claims under the Plan.  For purposes of the Chapter 11 Cases, pursuant to the Plan, all Allowed General Unsecured Claims against the Non-Operating Debtors (Canada), other than 605681 N.B. Inc., shall be deemed settled, cancelled and extinguished on the Effective Date.  For purposes of the CCAA Proceedings, all General Unsecured Claims against the Non-Operating Debtors (Canada) shall be deemed to be Excluded Claims.”

37.           MODIFICATION TO SECTION 6.7 OF THE PLAN.  Section 6.7 of the Plan shall be replaced in its entirety with the following:

“If the CCAA Plan is approved by each Class of Affected Creditors, then from and after the Confirmation Date and through to August 31, 2010 or such other date as SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and Specialty Containers Inc. may select, in consultation with the Monitor (the “Dissolution Date”), such Canadian Debtors shall continue in existence and each then current officer and director of such Debtors shall continue to serve in his or her respective capacity through the earlier of the date such Debtors are dissolved pursuant to this Plan and the date such officer or director resigns, is replaced, or is terminated.  On the Dissolution Date, except as otherwise set forth in the CCAA Vesting Order, to the extent that the Canadian Assets are transferred to Canadian Newco and the SSC Canada Distribution Reserve and the Smurfit-MBI Distribution Reserve are established, SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and Specialty Containers Inc. shall be deemed dissolved for all purposes without the necessity for any other or further action by or on behalf of Debtors or any payments to be made in connection therewith; provided, however, that the Debtors or the Reorganized Debtors shall file with the appropriate public office certificates of dissolution for SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. and

Specialty Containers Inc. to the extent required by applicable non-bankruptcy law.  From and after the Dissolution Date, neither the Debtors nor the Reorganized Debtors shall be required to file any document, or take any other action, to withdraw the business operations of SSC Canada, Smurfit-MBI, MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company, 639647 British Columbia Ltd. or Specialty Containers Inc. from any state or province in which such Debtors previously conducted their business operations.”

38.           MODIFICATION TO SECTION 3.3.4(c) OF THE PLAN.  The last sentence of Section 3.3.4(c) of the Plan shall be deleted and replaced in its entirety with the following:

“Unless expressly agreed to otherwise by the Debtors, all Convenience Claim Elections submitted before the Voting Deadline shall be final and irrevocable.”

39.           MODIFICATION TO SECTION 6.2.1(a) OF THE PLAN.  Section 6.2.1(a) of the Plan shall be deleted in its entirety and restated as follows:

“On the Effective Date, the Amended and Restated By-Laws and the Amended and Restated Certificate of Incorporation, in substantially the forms of Exhibit 1 and Exhibit 2 to this Plan (as filed with the Plan Supplement), respectively, and in a form reasonably acceptable to the Committee, shall become effective.  The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws shall include, among other things, (i) provisions authorizing the issuance of 150,000,000 shares of New SSCC Common Stock, of which 100,000,000 shares shall initially be issued or reserved for issuance pursuant to the Plan; provided, however, that shares representing eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) shall be reserved for issuance pursuant to the pertinent Management Incentive Plans, with initial equity-based grants made to certain officers and other employees of the Reorganized Debtors pursuant to the applicable Management Incentive Plan(s) at, and as of, such times as are set forth in Exhibit 3 to this Plan; (ii) provisions authorizing the issuance of 10,000,000 shares of New SSCC Preferred Stock; provided, however, that no shares of the New SSCC Preferred Stock shall be issued on the Effective Date; and (iii) provisions, to the extent necessary or appropriate, giving effect to the terms of this Plan.  Consistent with Section 1123(a)(6) of the Bankruptcy Code, the Amended and Restated Certificate of Incorporation shall, among other things, prohibit the issuance of non-voting equity securities in contravention of the Bankruptcy Code.”

40.           MODIFICATION TO SECTION 6.3.1 OF THE PLAN.  Section 6.3.1 of the Plan shall be deleted in its entirety and restated as follows:

“Issuance of New SSCC Common Stock.  On the Effective Date, Reorganized SSCC shall reserve for issuance 100,000,000 shares of New SSCC Common Stock and all related instruments, certificates and other documents required to be issued or distributed pursuant to the Plan without the necessity of any further act or action under applicable law, regulation, order or rule; provided, however, that shares representing eight percent (8%) on a fully diluted basis of the New SSCC Common Stock that is issued or reserved for issuance pursuant to the Plan (including shares reserved for issuance pursuant to the Management Incentive Plans and shares held in the SSCE Distribution Reserve as of the Effective Date) (i.e., 8,695,652 shares of the New SSCC Common Stock) shall be reserved for issuance pursuant to the pertinent Management Incentive Plans, with initial equity-based grants made to certain officers and other employees of the Reorganized Debtors pursuant to the pertinent Management Incentive Plan(s) at, and as of, such times as are set forth in Exhibit 3 to this Plan.”

41.           MODIFICATION TO SECTION 8.7.1 OF THE PLAN.  Section 8.7.1 of the Plan shall be deleted in its entirety and restated as follows:

“The Reorganized Debtors and the other Disbursing Agents shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest or Proven Claim that occurs after the close of business on the applicable Distribution Record Date, and shall be entitled for all purposes hereof to recognize and make distributions only to those Holders of Allowed Claims or Interests or Proven Claims that actually held such Claims or Interests as of the close of business on the applicable Distribution Record Date.  The Reorganized Debtors and the other Disbursing Agents shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as stated on the official claims register in the Chapter 11 Cases, or as reflected in the CCAA Monitor’s records, as of the close of business on the Distribution Record Date.”

42.           MODIFICATION TO SECTION 8.7.3 OF THE PLAN.  Section 8.7.3 of the Plan shall be deleted in its entirety and restated as follows:

“Distributions to Holders of Allowed Industrial Revenue Bond Claims, and Hodge Industrial Revenue Bond Claims, whether administered by an Industrial Revenue Bond Indenture Trustee or any other Disbursing Agent, shall be made to the account of, or at the direction of, the respective Industrial Revenue Bond Indenture Trustee and, subject to the rights of each respective Industrial Revenue Bond Indenture Trustee to assert its Industrial Revenue Bond Indenture Trustee Charging Lien, by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of DTC, as and to the extent practicable, and the Distribution Record Date shall not apply to such distributions.   The Industrial Revenue Bond Indenture Trustee, or the Debtors or Reorganized Debtors, or the applicable Disbursing Agent, shall be authorized to and shall deliver instructions to DTC instructing DTC to effect distributions in accordance with the

Plan with respect to all applicable Industrial Revenue Bond Claims and/or Hodge Industrial Revenue Bond Claims.”

43.           PRESERVATION OF RIGHTS OF ACTION AND LITIGATION CLAIMS.  Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  The Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.  The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.  Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence or pursue any claim, right or cause of action under section 547 of the Bankruptcy Code or seek to disallow any Claim to the extent it may be avoidable thereunder.  Nothing in this paragraph shall be deemed to affect the validity of any release or waiver by the Debtors set forth in the Plan.

44.           CANCELLATION OF CREDIT DOCUMENTS, DEBT INSTRUMENTS AND INTERESTS.  On the Effective Date, after giving effect to the distributions to be made on the Effective Date pursuant to the Plan and except as otherwise provided in the Confirmation Order, the obligations of the Debtors under all (a) Prepetition Credit Documents, Calpine Corrugated Credit Agreements, Prepetition Notes, Prepetition Notes Indentures, Industrial Revenue Bonds (other than the Stevenson Industrial Revenue Bonds and the St. Louis County

Bonds), Industrial Revenue Bond Indentures (other than the Hodge Industrial Revenue Bond Indenture or other documents relating thereto), SSCC Interests, all other Interests that are Impaired under the Plan, and any other notes, bonds, indentures, stockholders agreements, stockholders rights agreements (including, without limitation, the Stockholder Rights Plan), registration rights agreements, repurchase agreements and repurchase arrangements, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan, shall be cancelled, and (b) except for the Hodge Industrial Revenue Bond Indenture or other documents relating thereto, any agreements, stockholders agreements, stockholders rights agreements (including, without limitation, the Stockholder Rights Plan), registration rights agreements, repurchase agreements and repurchase arrangements, or indentures (including the Prepetition Notes Indentures and the Industrial Revenue Bond Indentures) governing the Prepetition Notes, the Industrial Revenue Bonds, the SSCC Interests, and any other notes, bonds (other than the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds), indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged.  Notwithstanding the foregoing and anything contained in the Plan, (1) the respective obligations of SSCC to compensate, reimburse and indemnify the applicable Prepetition Notes Indenture Trustee under Section 7.07 of each of the Prepetition Notes Indentures shall survive the Effective Date and confirmation of the Plan and shall be assumed by and be binding on the Reorganized Debtors, provided, however, that SSCC shall have no obligation to compensate, reimburse and indemnify the Prepetition Note Indenture Trustee for the 7.375% Notes due 2014 for fees and expenses incurred after May 10, 2010, related to the prosecution of the Intercompany Claim or Contribution Claim or any other related claims, actions or liabilities of the Debtors or their Related Persons unless otherwise ordered by the Bankruptcy Court; (2) the relevant rights of the Prepetition Notes Indenture Trustees under the Prepetition Notes Indentures (including, but not limited to, their respective rights under Sections 6.09, 7.01, 7.02, 7.04 and 7.07 thereof), and any other applicable provisions of the Prepetition Notes Indentures (but subject to the release and exculpation of the Prepetition Notes Indenture Trustees under Article X of the Plan), shall continue in effect, notwithstanding the discharge of the Prepetition Notes Indentures, with respect to any act taken at any time or omitted to be taken by the Prepetition Notes Indenture Trustees in connection with, relating to, or arising out of the Chapter 11 Cases, the CCAA Proceedings, the Plan or any contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken by the Prepetition Notes Indenture Trustees in connection with or in contemplation of the restructuring of any of the Debtors, including (i) in their capacity as Disbursing Agent(s), to make distributions pursuant to the Plan on account of the Prepetition Noteholder Claims under the respective Prepetition Notes Indentures, (ii) to assert the Prepetition Notes Indenture Trustee Charging Lien, (iii) to appear in the Chapter 11 Cases and the CCAA Proceedings, including, without limitation, in connection with any contested matter or adversary proceeding to which such Prepetition Notes Indenture Trustee is a party, and (iv) to perform any functions that are necessary in connection with the foregoing clauses (i) through (iv); (3) the Industrial Revenue Bond Indentures (other than the Hodge Industrial Revenue Bond Indenture and the indentures governing the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds) shall continue in effect solely to the extent necessary to (i) allow the applicable Disbursing Agent(s) to make distributions pursuant to the Plan on account of the Industrial Revenue Bond Claims under the respective Industrial Revenue

Bond Indentures, (ii) permit the relevant Industrial Revenue Bond Indenture Trustee to assert its Industrial Revenue Bond Indenture Trustee Charging Lien, (iii) permit the Industrial Revenue Bond Indenture Trustees to appear in the Chapter 11 Cases and the CCAA Proceedings, including, without limitation, in connection with any contested matter or adversary proceeding to which such Industrial Revenue Bond Indenture Trustee is a party, and (iv) permit the applicable Industrial Revenue Bond Indenture Trustee to perform any functions that are necessary in connection with the foregoing clauses (i) through (iii); and (4) the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds shall continue in effect.  For the avoidance of doubt, (i) the Hodge Industrial Revenue Bond Indenture shall remain outstanding, provided that the Hodge Industrial Revenue Bonds shall be cancelled; and (ii) the obligations of Stone FinCo II under the Stone FinCo II Indenture shall not be cancelled or discharged under the Plan and the Stone FinCo II Indenture shall continue in effect, provided that, SSCE’s obligations under the Stone FinCo II Indenture shall be cancelled and discharged.  As of the Effective Date, any SSCC Interest that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.

45.           ISSUANCE OF NEW SSCC COMMON STOCK.  All New SSCC Common Stock issued pursuant to the Plan shall, upon issuance, be duly authorized and validly issued, fully paid and non-assessable, and the conditions precedent to the issuance thereof shall be deemed satisfied.

46.           PAYMENTS DEEMED TO BE MADE ON THE INITIAL DISTRIBUTION DATE.  All payments and distributions made pursuant to the terms of the Plan within thirty (30) days after the Effective Date shall be deemed to have been made on the Initial Distribution Date.

47.           MODIFICATION TO SECTION 1.1.200 OF THE PLAN.  Section 1.1.200 of the Plan shall be deleted and replaced in its entirety with the following:

Quarterly Distribution Date means each date that is not later than thirty (30) calendar days after the conclusion of each calendar quarter ending in March, June, September and December during which a Disputed Claim becomes an Allowed Claim between the Initial Distribution Date and the Final Distribution Date.

48.           EXIT FACILITIES.  The authority to enter into the Exit Facility Documentation and the transactions contemplated thereby, as previously granted to the Debtors pursuant to the Term Loan Order and the ABL Order, is hereby affirmed.  Furthermore, on the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor and Canadian Newco, each applicable Reorganized Debtor and Canadian Newco shall be, and hereby is, (i) authorized to execute, deliver, file and record any such other contracts, instruments, agreements, guaranties or other documents executed or delivered in connection with the Exit Facility Documentation (the “Other Related Credit Documents”); (ii) perform or continue to perform all of its obligations under the Exit Facility Documentation and the Other Related Credit Documents; and (iii) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine as necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the Exit Facility Documentation and the Other Related Credit Documents.

49.           The guaranties, mortgages, pledges, liens and other security interests granted pursuant to the Exit Facility Documentation and the Other Related Credit Documents are granted in good faith as an inducement to the lenders to provide credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such guaranties, mortgages, pledges, liens and other security interests shall be as set forth in the Exit Facility Documentation and the Other

Related Credit Documents (including, without limitation, any intercreditor agreements executed in connection therewith).

50.           RELEASES AND INJUNCTIONS RELATED TO RELEASES.  Each of the Plan release and injunction provisions as set forth in, among others, Section 10.2 of the Plan is hereby approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date of the Plan without further action or notice by the Bankruptcy Court, any of the parties to such releases, or any other party.  Notwithstanding any provision of the Plan to the contrary, the Plan shall not release or otherwise bar the prosecution of claims for willful misconduct or gross negligence as determined by a Final Order.  Without limiting the foregoing, it is hereby ordered, adjudged and decreed that:

a)              Except as otherwise expressly provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors on its own behalf and as a representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims and Causes of Action (including, without limitation, Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors, Canadian Newco, or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Canadian Asset Sale, or the Restructuring Transactions that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates; provided, however, that nothing in this paragraph shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order.

b)              Except as otherwise expressly provided in the Plan, this Confirmation Order, or a CCAA Sanction Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions, or the Canadian Asset Sale; provided, however, that nothing in this paragraph shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order provided further, however, that (i) each Person that has submitted a Ballot may elect, by checking the appropriate box on its Ballot, not to grant the releases set forth in this Paragraph 39(b) or Section 10.2.2 of the Plan with respect to those Released Parties other than the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise), and (ii) Stone FinCo II shall not grant the releases set forth in this paragraph and in Section 10.2.2 of the Plan with respect to those Released Parties other than the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise).  For the avoidance of doubt, the releases described in this paragraph and in Section 10.2.2 of the Plan with respect to those Released Parties other than the Debtors, the Reorganized Debtors, Canadian Newco, and their respective predecessors, successors and assigns (whether by operation of law or otherwise) shall not be applicable to (i) any Holders of Claims or Interests that are not entitled to vote to accept or reject the Plan, (ii) any Holders in voting Classes that (a) do not vote, or (b) submit a Ballot and “opt-out” by marking the appropriate box on the Ballot, nor (iii) Stone FinCo II.

c)              Except as provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to Section 10.2 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.2 of the Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Confirmation Order, or the CCAA Sanction Order.

d)              Notwithstanding anything to the contrary contained in Section 10.2 of the Plan, each of the Settlement Released Parties shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the other Settlement Released Parties of and from, as applicable, any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, properties and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions, the Canadian Asset Sale, the Settlement Motion and the settlement contemplated therein; provided, however, that the foregoing shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Ad Hoc Group of Preferred Holders, Ad Hoc Group of Common Holders, or their respective members or Related Persons, to enforce the provisions of the Plan including, without limitation, Sections 3.2.6, 3.2.7, 9.1.2, 9.2.2, 12.11.2, 12.11.3 and 12.15.

e)              Except as provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, the Settlement Released Parties, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.2.7(a) of the Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Confirmation Order, or the CCAA Sanction Order.

51.           DISCHARGE OF CLAIMS.  It is hereby ordered, adjudged and decreed that, as of the Effective Date, except as otherwise expressly provided in the Plan, the Confirmation Order, or a CCAA Sanction Order, all distributions and rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Interests, or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors, the Reorganized Debtors, Canadian Newco, or any of their respective assets, property and Estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Interests or other rights of a Holder of an equity security or other ownership interest, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under section 1141(d)(1)(A) of the Bankruptcy Code and applicable provisions of the CCAA and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is deemed to be an Allowed Claim in the Chapter 11 Cases or a Proven Claim in the CCAA Proceedings (or is otherwise resolved), or (c) the Holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security Holder in any of the Debtors and all Interests, including, without limitation, the SSCC Interests.

52.           Pursuant to section 1141(d)(3) of the Bankruptcy Code, this Confirmation Order shall not discharge SSC Canada, Smurfit-MBI, Stone FinCo II, MBI Limited, B.C. Shipper Supplies Ltd., or Francobec Company from any Claims and other debts or obligations that arose prior to the Petition Date.

53.           DISCHARGE INJUNCTION.  It is hereby ordered, adjudged and decreed that, except as provided in the Plan, this Confirmation Order, or a CCAA Sanction Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or any of their respective assets, property and Estates, the Reorganized Debtors, or Canadian Newco that is discharged pursuant to Section 10.1.1 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, Canadian Newco, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Section 10.1.1 of this Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, this Confirmation Order or the CCAA Sanction Order.

54.           SUPPLEMENTAL INJUNCTION.  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in sections 1141 and 524 of the Bankruptcy Code and as described in this Article, except as otherwise expressly provided in the Plan or the Confirmation Order, it is hereby ordered, adjudged and decreed that all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the United States, Canada, or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party; (b) enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; (c) creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; (d) except as otherwise expressly provided in the Plan, the Confirmation Order, or the CCAA Sanction Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and (e) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Related Documents, this Confirmation Order, or the CCAA Sanction Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

55.           EXCULPATION.  It is hereby ordered, adjudged and decreed that no Released Party shall have or incur any liability to (i) any Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) any other party in interest, (iii) any Person claiming by or through any of the foregoing entities, or (iv) any of the Related Persons of any of the foregoing entities, from (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken at any time or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, the CCAA Proceedings, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Restructuring Transactions, the Canadian Asset Sale, the Exit Facilities, or any other contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence, and each Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Plan.

56.           It is hereby ordered, adjudged and decreed that, notwithstanding any other provision herein, (i) no Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) no other party in interest, (iii) no Person claiming by or through any of the foregoing entities, and (iv) none of the Related Persons of any of the foregoing entities, shall, or shall be deemed to, have any Claim or right of action whatsoever against any Released Party for, or on account of or relating to (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, the CCAA Proceedings, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Transactions, the Canadian Asset Sale, the Exit Facilities, or any other contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence.

57.           REVESTING OF ASSETS.  Pursuant to section 1141(b) of the Bankruptcy Code, Section 10.6 of the Plan, and any applicable provisions of the CCAA, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor or Canadian Newco on the Effective Date (subject to the effects of the Restructuring Transactions and the Canadian Asset Sale).  Thereafter, the Reorganized Debtors and Canadian Newco may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor and Canadian Newco shall be free and clear of all Liens, Claims and Interests, except as specifically provided in the Plan, the Confirmation Order, or the CCAA Sanction Order.  Without limiting the generality of the foregoing, each Reorganized Debtor and Canadian Newco may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

58.           DISSOLUTION OF THE UNSECURED CREDITORS COMMITTEE.  The Committee shall continue in existence until the Effective Date.  On the Effective Date, the appointment of the Committee shall terminate, and the Committee shall be dissolved, provided, however, that following the Effective Date, the Committee shall continue to have standing and a right to be heard solely with respect to: (i) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date; (iii) any adversary proceedings or contested matter as of the Effective Date to which the Committee is a party; (iv) responding to creditor inquiries for one hundred and twenty (120) days following the Effective Date; and (v) its good faith review of the materials provided by the Ad Hoc Group of Common Holders and the Ad Hoc Group of Preferred Holders with respect to the professional payments described in Sections 12.11.2 and 12.11.3 of the Plan.  All reasonable fees and expenses incurred by the Professionals retained by the Committee in connection therewith shall be paid by the Reorganized Debtors without the requirement of any further order of the Bankruptcy Court.  Notwithstanding anything contained herein to the contrary, on the Effective Date, the Committee shall be dissolved and the members of the Committee shall be released and discharged of and from all duties, responsibilities and obligations related to or arising from or in connection with the Chapter 11 Cases.

59.           ST. LOUIS COUNTY BONDS AND STEVENSON INDUSTRIAL REVENUE BONDS.  Nothing in the Plan or this Confirmation Order shall be deemed to alter the Debtors and Reorganized Debtors rights or obligations under the Stevenson Industrial Revenue Bonds and the St. Louis County Bonds.

60.           SETOFF.  Notwithstanding anything to the contrary herein or in the Plan, parties may assert any valid, enforceable setoff rights under applicable law to the extent allowed under section 553 of the Bankruptcy Code.

61.           RESOLUTION OF CERTAIN OBJECTIONS TO CONFIRMATION.  Certain Objections to Confirmation, to the extent not satisfied by a separate agreement, are hereby resolved on the terms and subject to the conditions set forth below.  Accordingly, each of the formal or informal objections listed in paragraphs a through paragraph n below have been, and shall be deemed to have been, withdrawn by the respective objecting party at or prior to the Confirmation Hearing or, with respect to the Valuation Objections, on the Effective Date.  The compromises and settlements contemplated by each such resolution to an Objection are fair, equitable and reasonable, are in the best interests of the Debtors and their respective Estates and creditors and are hereby expressly approved pursuant to Bankruptcy Rule 9019.

a)             Environmental Protection Agency

As to the United States, its agencies, departments, or agents (collectively, the “United States”), nothing in this Confirmation Order or the Plan discharges, releases, or precludes: (i) any environmental liability to the United States that is not a Claim; (ii) any environmental Claim of the United States arising on or after the Confirmation Date; (iii) any environmental liability to the United States on the part of any entity as the owner or operator of real property after the Confirmation Date (provided, however, that nothing in this clause (iii) shall be construed to deny a discharge, release or preclusion of any Claim with respect to such real property for: (a) response costs, oversight costs or other monetary costs incurred prior to the Confirmation Date or (b) penalties for all days of alleged violation of law prior to the Confirmation Date); or (iv) any environmental liability to the United States on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in this Order or the Plan enjoin or otherwise bar the United States from asserting or enforcing, outside this Court, any liability described in this paragraph.  Notwithstanding any other provision in this Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by the United States are discharged or otherwise barred by this Order, the Plan, or the Bankruptcy Code.

b)            The Gexa Objection

Notwithstanding any provision in the Plan or Confirmation Order, the proof of claim filed by Gexa Energy LP shall be deemed timely filed.  Further, claim number 13611 by Gexa Energy LP shall be deemed an Allowed Claim.

c)             DOJ Objection/IRS Objection

Notwithstanding any provision to the contrary in the Plan, the Confirmation Order, or any implementing or supplementing Plan documents, the setoff rights, as set forth in section 553 of the Bankruptcy Code, and recoupment rights of the United States, including the Internal Revenue Service (“IRS”), shall be preserved and are unaffected.

Further, no provision of the plan, including but not limited to the exculpation provisions in Article X, is to have the effect of limiting any right of the IRS to assess or collect taxes, interest, or penalties from any non-debtor.

d)            CAT Objection

Nothing herein shall deemed to affect Caterpillar Financial Services Corporation’s security interest granted pursuant to the Leases (as defined in the CAT Objection) in the Equipment (as defined in the CAT Objection) in the possession of the Debtors, Reorganized Debtors or Canadian Newco.

e)             Andritz Objection

The SSCE Distribution Reserve shall include a reserve of $1,314,347.33 for Andritz Inc.’s rejection damage claim (Claim No. 13877) (the “Andritz Claim”), provided however, the Debtors and/or Reorganized Debtors’ right to object to the Andritz Claim on any and all grounds is expressly preserved.

f)             Montana DOR Objection

If the Debtors fail to cure a default with respect to a tax payment owed to the Montana Department of Revenue (the “Montana DOR”) that is not the subject of a bona fide dispute within ten (10) days after service of a written notice of such default from the Montana DOR, then the Montana DOR may (a) enforce the entire amount of its undisputed claim, (b) exercise any and all rights and remedies under applicable nonbankruptcy law, and (c) seek such relief as may be appropriate in this Court.

Further, nothing in the Plan or the Confirmation Order shall, or shall be deemed to, release, discharge, nullify, enjoin or preclude the enforcement or assessment by Montana DOR of any liability, in the appropriate court or administrative body, against any non-Debtor entity or person subject to liability for taxes owed to the Montana DOR, subject to any defenses that such non-debtor entity or person may have under applicable law and facts.

g)            Surety Bond Objection

The SSCE Distribution Reserve shall include a reserve of $2,080,000 for Bond Safeguards’ claim (Claim No. 10503) (the “Bond Safeguard Claim”), provided, however, the Debtors and/or Reorganized Debtors’ right to object to the Bond Safeguard Claim on any and all grounds is expressly preserved.

h)            ERISA Objection

Notwithstanding anything to the contrary in the Plan or this Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall, or shall be deemed to, prejudice, release, waive, discharge, enjoin or otherwise impair the rights of or belonging to the ERISA Objectors (as defined in the ERISA Objection) against SSCE, SSSC, and the defendants named in the action brought by the ERISA Objectors in the United States District Court for the Northern District of Illinois (Case No. 09-cv-02984) (the “ERISA Action”) with respect to any insurance policies or insurance proceeds which may be available or may afford coverage with respect to the putative claims or causes of action asserted in (i) the ERISA Action or (ii) the proofs of claims filed against SSCE and SSSC on behalf of or belonging to the ERISA Objectors.

i)              Texas Taxing Authorities Objection/Fort Worth Objection

Notwithstanding any language in the Plan to the contrary, to the extent that the Local Texas Tax Authorities (as defined in the Texas Taxing Authorities Objection) or FWISD et al. (as defined in the Fort Worth Objection, and together with the Local Texas Tax Authorities, the “Texas Taxing Authorities”) hold an Allowed Other Secured Claim, then (i) such Allowed Other Secured Claim shall be paid in full in Cash pursuant to the Plan, together with any unpaid interest thereon accruing from the Petition Date through the date of payment at the rate determined under applicable nonbankruptcy law pursuant to section 511 of the Bankruptcy Code, (ii) the accrued taxes for the 2010 tax year owed to the Texas Taxing Authorities shall be paid timely pursuant to applicable nonbankruptcy law without the necessity of the Texas Taxing Authorities filing an administrative expense claim or request for payment, and (iii) to the extent that any valid Liens securing such Allowed Other Secured Claim or for post-petition 2010 taxes exist as of the Effective Date (a “Tax Lien”), such Tax Liens shall not be cancelled, released, subordinated or otherwise affected pursuant to the Plan pending satisfaction of any such Allowed Other Secured Claim and payment of post-petition 2010 taxes.

j)              Montana Department of Environmental Quality

As to the Montana Department of Environmental Quality (“MDEQ”) , nothing in this Confirmation Order or the Plan discharges, releases, or precludes: (i) any environmental liability to the MDEQ that is not a Claim; (ii) any environmental Claim of the MDEQ arising on or after the Confirmation Date; (iii) any environmental liability to the MDEQ on the part of any entity as the owner or operator of real property in the state of Montana after the Confirmation Date (provided, however, that nothing in this clause (iii) shall be construed to deny a discharge, release or preclusion of any Claim with respect to such real property for: (a) response costs, oversight costs or other monetary costs incurred prior to the Confirmation Date or (b) penalties for all days of alleged violation of law prior to the Confirmation Date); or (iv) any environmental liability to the MDEQ on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in this Order or the Plan enjoin or otherwise bar the MDEQ from asserting or enforcing, outside this Court, any liability described in this paragraph.  Notwithstanding any other provision in this Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by the MDEQ are discharged or otherwise barred by this Order, the Plan, or the Bankruptcy Code.

k)             Baron and Budd Claimants

Nothing in the Plan, including Article X thereof, or in the Confirmation Order shall or shall be deemed to release, discharge, exculpate, nullify, enjoin or preclude the enforcement of any claims of the Baron and Budd Claimants against any non-debtor entity subject to liability for such claims, subject to any defenses that any such non-debtor entity may have under applicable law.

In addition, nothing in the Plan or  the Confirmation Order shall impair or modify the rights of the Baron & Budd Claimants from exercising their rights to liquidate their Claims against any Reorganized Debtor in a non-bankruptcy court of competent jurisdiction as provided by 28 U.S.C. § 157(b)(2)(B) and nothing in the Plan or the Confirmation Order shall be deemed to modify the rights of any Baron & Budd Claimant against any defendant, including any Reorganized Debtor, in any such proceeding.

The Reorganized Debtors and Baron & Budd have agreed that the Claims of the Baron & Budd Claimants shall be liquidated on an expedited basis no later than sixty (60) days after the Effective Date pursuant to the terms of the pre-petition letter agreement between Baron & Budd and Smurfit-Stone (the “Letter Agreement”).   Any Claims of Baron & Budd Claimants upon which agreement cannot be reached between the parties shall be submitted to non-binding mediation in a single mediation conducted by a mediator from the state of Louisiana who is mutually acceptable to Baron & Budd and the Reorganized Debtors.  The costs of such mediation will be borne fifty percent (50%) by the Reorganized Debtors and fifty percent (50%) by the Baron & Budd Claimants.  The purpose of such mediation is to liquidate the Claim being mediated and determine the amount, if any, the Claimant should receive in satisfaction of the Claim. Any differences in interpretation of the Letter Agreement also shall be determined by the mediator.

Once liquidated, claims of the Baron & Budd Claimants shall be treated in accordance with the provisions of the Plan.  Upon liquidation of a Claim of a Baron & Budd Claimant, stock distributed in satisfaction of the Claim shall be issued to Baron & Budd pursuant to the Power of Attorney granted to Baron & Budd by the Claimant or to a fund or designee designated by Baron & Budd for purposes of receiving such stock.

l)              M&T Objection

Notwithstanding Section 12.10 of the Plan, the Debtors shall pay Manufacturers and Traders Trust Company (“M&T”) in full, in cash, all of its reasonable fees and expenses through May 10, 2010 on account of its actions as Prepetition Notes Indenture Trustee on behalf of the 7.375% Notes Due 2014.  With respect to any and all fees and expenses of M&T for the period after May 10, 2010, (i) the Debtors will pay in full, in cash, all of M&T’s reasonable fees and expenses related to any distributions to Holders of the 7.375% Notes Due 2014 pursuant to the Plan, and (ii) that the Debtors will not pay any fees and expenses of M&T related to the prosecution of the Intercompany Claim or Contribution Claim or any other related claims, actions or liabilities of the Debtors or their Related Persons, provided that such fees and expenses may be added to the claim of the Holders of the 7.375% Notes Due 2014 against Stone FinCo II and may be asserted as part of the Stone FinCo II Contribution Claim.

m)            CIT Objection

The CIT Stipulation is hereby approved.  The first sentence of Section 3.5.4(b) of the Plan (Class 4D: CIT Group Claims Against Calpine Corrugated) is hereby deemed amended to add the following language to the end thereof: “, plus the further sum of $750,000 in settlement and compromise of CIT’s claims for payment of default rate interest in excess of non-default rate interest accruing under the CIT Credit Agreement through the Effective Date and, in the event that the Effective Date has not occurred on or before July 15, 2010, CIT shall also receive payment of interest accruing at the default rate under the CIT Credit Agreement from July 15, 2010 through the Effective Date.”  Notwithstanding anything to the contrary herein or in the Plan, on the Effective Date, Calpine Containers, Inc. shall be authorized to assert any valid and enforceable setoff rights against Calpine Corrugated, LLC under applicable law to the extent allowed under section 553 of the Bankruptcy Code.

n)            UBC Objection

The Union Bank Stipulation is hereby approved.  The first sentence of Section 3.5.3(b) of the Plan (Class 4C: Union Bank Claims Against Calpine Corrugated) is hereby deemed amended to add the following language to the end thereof: “, plus the further sum of $125,000 in settlement and compromise of Union Bank’s claims for payment of default rate interest in excess of non-default rate interest accruing under the Union Bank Credit Agreement through the Effective Date.”

62.           OVERRULING OF CERTAIN OBJECTIONS TO CONFIRMATION.  All Objections, including the Stone FinCo II Objections, which was overruled pursuant to the Aurelius Order, not otherwise addressed herein or previously settled or withdrawn are hereby overruled for the reasons set forth on the record at the Confirmation Hearing and in this Confirmation Order.

63.           RETENTION OF EXCLUSIVE JURISDICTION BY THE BANKRUPTCY COURT AND THE CANADIAN BANKRUPTCY COURT.  The retention of jurisdiction provisions set forth in Article XI of the Plan are approved.

64.           INJUNCTIONS AND STAYS REMAIN IN EFFECT UNTIL THE EFFECTIVE DATE.  All injunctions or stays that are in effect in the Chapter 11 Cases or the CCAA Proceedings on the Confirmation Date, whether by operation of law (including, without limitation, section 362 of the Bankruptcy Code) or by order of the Bankruptcy Court or the Canadian Bankruptcy Court (including, without limitation, the CCAA Initial Order and all subsequent extension orders), shall continue and remain in full force and effect through and including the Effective Date.

65.           FAILURE TO FILE A TIMELY PROOF OF CLAIM.  Any person or entity (including, without limitation, any individual, partnership, joint venture, corporation, limited liability company, estate, trust or governmental unit) that was required to file a timely proof of claim in the form and manner specified by the Bar Date Order, Canadian Bar Date Order or 503(b)(9) Order and failed to do so on or before the bar date associated with such claim, shall be forever barred, stopped and enjoined from asserting such claim against the Debtors or Reorganized Debtors and shall not receive or be entitled to receive any payment or distribution of property from the Debtors or their successors or assigns with respect to such claim.

66.           SUBSTANTIAL CONSUMMATION.  The substantial consummation of the Plan, within the meaning of section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

67.           PAID-IN CAPITAL OF CORPORATE REORGANIZED DEBTORS.  On the Effective Date, after all other transactions necessary to effect this Plan have been consummated, the Paid-in Capital, as such term is defined in section 1.80(j) of the Illinois Business Corporation Act of 1983, 805 ILCS 5/1.01, et seq. (the “BCA”), of each corporate Reorganized Debtor shall, pursuant to Section 9.20(a)(2) of the BCA, be reduced to the following amounts (such reduced amounts to be referred to individually and collectively as the “Section 64 Paid-in Capital Amount” and “Section 64 Paid-in Capital Amounts,” respectively): (i) in the case of Reorganized SSCC its Paid-in Capital shall be reduced to the aggregate par value, if any, of Reorganized SSCC’s issued and outstanding shares of capital stock plus such amount as is recorded on Reorganized SSCC’s financial statements as paid in capital or additional paid in capital under its fresh start accounting in accordance with Generally Accepted Accounting Principles, and (ii) in the case of each other corporate Reorganized Debtor its Paid-in Capital shall be reduced to the aggregate par value, if any, of each such other Reorganized Debtor’s issued and outstanding shares of capital stock plus such amount as is recorded on each such other Reorganized Debtor’s financial statements as paid in capital or additional paid in capital under its fresh start accounting in accordance with Generally Accepted Accounting Principles.  The amount required to reduce the Paid-in Capital of each corporate Reorganized Debtor to its Section 64 Paid-in Capital Amount shall be treated as a reduction in Paid-in Capital under Section 9.20(a)(2) of the BCA.  Any capital of each corporate Reorganized Debtor remaining in excess of its Section 64 Paid-in Capital Amount shall not be treated as Paid-in Capital for purposes of the BCA.  For purposes of this Section 64, the term “corporate” refers to a corporation as defined in Sections 1.80(a) or (b) of the BCA.

68.           REFERENCE TO AND VALIDITY AND ENFORCEABILITY OF PLAN PROVISIONS.  The failure to reference any particular provision of the Plan in this Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan.  Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms.

69.           INJUNCTIONS AND STAYS REMAIN IN EFFECT UNTIL THE EFFECTIVE DATE.  All injunctions and stays in effect on the date of the entry of the Confirmation Order, pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise, shall remain in full force and effect until the Effective Date of the Plan (except that nothing herein shall bar the filing of financing statement in connection with the implementation of the Exit Facility Documentation or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or this Confirmation Order) and thereafter shall be annulled, except as provided for in the Plan or this Confirmation Order.

70.           NOTICE OF ENTRY OF CONFIRMATION ORDER.  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors and the Reorganized Debtors, as the case may be, are hereby directed to serve, within a reasonable time period after the occurrence of the Effective Date, a notice of the entry of the Confirmation Order, which shall include notice of any bar dates established by the Plan and the Confirmation Order and notice of the Effective Date (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing.

71.           If any or all of the provisions of the Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan or the Confirmation Order prior to the Debtors’ or other applicable person’s receipt of written notice of any such order.  Notwithstanding any such reversal, modification, or vacatur of the Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, the Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of the Confirmation Order and the Plan or any amendments or modifications thereto.

72.           As soon as practicable after the entry of the Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors’ website at http://chapter11.epiqsystems.com/smurfit.

73.           This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.  Notwithstanding Bankruptcy Rules 7062 or 3020(e), this Confirmation Order shall be effective and enforceable immediately upon entry.  Pursuant to Bankruptcy Rules 6004(h), 6006(d) and 7062, the Court hereby expressly finds that there is no just reason for delay in the implementation of this Confirmation Order, and this order shall be effective immediately upon entry.

Dated:	Wilmington, Delaware
June 21, 2010

/s/ Brendan L. Shannon
Brendan L. Shannon
United States Bankruptcy Judge

EXHIBIT A